QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
BALL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

BALL CORPORATION
10 Longs Peak Drive, Broomfield, Colorado 80021-2510

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD WEDNESDAY, APRIL 27, 2005

        The Annual Meeting of Shareholders of Ball Corporation will be held at the Waldorf Astoria Hotel, 301 Park Avenue, New York, New York 10022-6897, on Wednesday, April 27, 2005, at 9:00 a.m. (EDT) for the following purposes:

  1.
  To elect three directors for three-year terms expiring at the Annual Meeting of Shareholders to be held in 2008;

  2.
  To ratify the appointment of PricewaterhouseCoopers LLP as the independent auditor for the Corporation for 2005;

  3.
  To approve the 2005 Stock and Cash Incentive Plan;

  4.
  To amend the Amended Articles of Incorporation to increase the amount of authorized Common Stock from 240,000,000 to 550,000,000 shares;

  5.
  To act upon a shareholder proposal to declassify the Board of Directors so that all directors are elected annually; and

  6.
  To transact any other business as may properly come before the meeting, although it is anticipated that no business will be conducted other than the matters listed above.

        Only holders of Common Stock of record at the close of business on March 1, 2005, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

        A Proxy Statement appears on the following pages. Copies of the Annual Report and Form 10-K for 2004 are being mailed to you with this Notice of Annual Meeting of Shareholders and Proxy Statement.

By Order of the Board of Directors
David A. Westerlund Corporate Secretary

March 21, 2005
Broomfield, Colorado

YOUR VOTE IS IMPORTANT

You are urged to complete, sign, date and promptly return your proxy in the enclosed postage-paid envelope, or submit your proxy via the telephone or Internet, as soon as possible, so that your shares can be voted at the meeting in accordance with your instructions.

PLEASE NOTE: The 2005 Annual Meeting of Shareholders will be held to tabulate the votes cast and to report the results of voting on the items described above. No management presentations or other business matters are planned for the meeting.

Ball and are trademarks of Ball Corporation, Reg. U.S. Pat. & Tm. Office

BALL CORPORATION
10 Longs Peak Drive, Broomfield, Colorado 80021-2510

PROXY STATEMENT
March 21, 2005

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD WEDNESDAY, APRIL 27, 2005

To Shareholders of Ball Corporation:

        This Proxy Statement and the accompanying proxy card are furnished to shareholders in connection with the solicitation by the Board of Directors of Ball Corporation (the "Corporation" or "Ball") of proxies to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held April 27, 2005, for the purposes stated in the accompanying notice of the meeting.

        Please complete, sign, date and return your proxy card, or submit your proxy by telephone or via the Internet, as soon as possible, so that your shares can be voted at the meeting. Any Ball Corporation shareholder of record desiring to submit a proxy by telephone or via the Internet will be required to enter the unique voter control number imprinted on the Ball Corporation proxy card, and therefore should have the card for reference when initiating the process.

  •
  To submit your proxy by telephone, call 1-877-779-8683 on a touch-tone telephone and follow the simple menu instructions provided. There is no charge for this call.

  •
  To submit your proxy over the Internet, log on to the website at http://www.eproxyvote.com/bll and follow the simple instructions provided.

Similar instructions are included on the enclosed proxy card.

        A shareholder of the Corporation may revoke a proxy at any time by sending written notice of revocation to the Corporate Secretary; by voting again by telephone, via the Internet or in writing; or by voting in person at the meeting.

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

        At the close of business on March 1, 2005, there were outstanding 109,945,811 shares of Common Stock (together with the associated preferred stock purchase rights under the Rights Agreement dated as of January 24, 1996, between the Corporation and EquiServe Trust Company, N.A.). Other than 60,933 shares of Common Stock granted as restricted stock without voting rights, each of the shares of Common Stock is entitled to one vote. Shareholders do not have cumulative voting rights with respect to the election of directors.

        Based on Schedule 13G filings with the Securities and Exchange Commission ("SEC"), the following table indicates the beneficial owners of more than 5 percent of the Corporation's outstanding Common Stock as of December 31, 2004:

Name and Address of Beneficial Owner	Shares Beneficially Owned		Percent of Class
Janus Capital Management LLC 151 Detroit Street Denver, CO 80206-4805	7,372,187	(1)	6.5
Vanguard Fiduciary Trust Company 500 Admiral Nelson Boulevard Malvern, PA 19355	7,116,214	(2)	6.3
Iridian Asset Management LLC 276 Post Road West, Suite 100 Westport, CT 06880-4704	7,068,818	(3)	6.3
Lord Abbett & Co. 90 Hudson Street Jersey City, NJ 07302-3973	6,524,516	(4)	5.8

(1)
Janus Capital Management LLC ("Janus Capital") has an indirect 100 percent ownership stake in Bay Isle Financial LLC ("Bay Isle") and an indirect 77.5 percent ownership stake in Enhanced Investment Technologies LLC ("INTECH"). Due to the above ownership structure, holdings for Janus Capital, Bay Isle and INTECH are aggregated for purposes of this filing. Janus Capital, Bay Isle and INTECH are registered investment advisers, each furnishing investment advice to various investment companies registered under Section 8 of the Investment Company Act of 1940 and to individual and institutional clients (collectively referred to herein as the "Managed Portfolios").

As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, Janus Capital may be deemed to be the beneficial owner of 4,564,163 shares or 4.1 percent of the shares outstanding of Ball Corporation Common Stock held by such Managed Portfolios. However, Janus Capital does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights. Shares are held with sole voting and dispositive power.

As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, INTECH may be deemed to be the beneficial owner of 2,808,024 shares or 2.4 percent of the shares outstanding of Ball Corporation Common Stock held by such Managed Portfolios. However, INTECH does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights. The above shares are held with shared voting and dispositive power.

(2)
These shares are held with shared voting and dispositive power.

(3)
Iridian Asset Management LLC is jointly owned by the Governor and Company of the Bank of Ireland, IBI Interfunding, BancIreland/First Financial, Inc., BIAM (US) Inc., pursuant to a joint filing agreement dated February 8, 2004. The shares are held with shared voting and dispositive power.

(4)
These shares are held with sole voting and dispositive power.

        The following table lists the beneficial ownership, as of the close of business on March 1, 2005, of Common Stock of the Corporation by director nominees, continuing directors, the Chief Executive Officer and the four other most highly compensated executive officers and, as a group, of such persons and the other executive officers.

Title of Class	Name of Beneficial Owner	Shares Beneficially Owned(1)		Percent of Class(2)
Common	Howard M. Dean	109,247	(3)	*
Common	Hanno C. Fiedler	95,210	(4)	*
Common	John R. Friedery	256,024	(5)	*
Common	R. David Hoover	1,510,006	(6)	1.4
Common	John F. Lehman	113,925	(7)	*
Common	Jan Nicholson	196,057	(8)	*
Common	Raymond J. Seabrook	448,385	(9)	*
Common	George A. Sissel	332,997	(10)	*
Common	George M. Smart	4,608		*
Common	Theodore M. Solso	44,301	(11)	*
Common	William P. Stiritz	1,124,925	(12)	1.0
Common	Stuart A. Taylor II	76,467	(13)	*
Common	Erik H. van der Kaay	14,498	(14)	*
Common	David A. Westerlund	490,142	(15)	*
Common	All of the above and present executive officers as a group (18)	5,421,386	(16)	4.9

(1)
Full voting and dispositive investment power, unless otherwise noted.
(2)
* Indicates less than 1 percent ownership.
(3)
Includes 1,000 shares owned by Mr. Dean's wife, as to which he disclaims beneficial ownership, and 28,293 shares that he may acquire during the next 60 days upon the exercise of stock options.
(4)
Includes 5,000 shares that Mr. Fiedler may acquire during the next 60 days upon exercise of stock options. Also includes 43,333 shares of restricted stock without voting rights. Voting rights attach to the shares as the restrictions lapse.
(5)
Includes 75,000 shares that Mr. Friedery may acquire during the next 60 days upon the exercise of stock options. Also includes 33,029 stock units equivalent to 33,029 shares that have been deferred pursuant to the Ball Corporation 2000 Deferred Compensation Company Stock Plan with no voting rights or dispositive investment power.
(6)
Includes 378,193 shares held in trust for Mr. Hoover's wife, as to which he disclaims beneficial ownership, and 698,504 shares that he may acquire during the next 60 days upon the exercise of stock options. Also includes 194,139 stock units equivalent to 194,139 shares that have been deferred pursuant to the Ball Corporation 2000 Deferred Compensation Company Stock Plan with no voting rights or dispositive investment power.
(7)
Includes 30,000 shares that Mr. Lehman may acquire during the next 60 days upon the exercise of stock options. Also includes 1,327 stock units equivalent to 1,327 shares that have been deferred pursuant to the Ball Corporation 2000 Deferred Compensation Company Stock Plan with no voting rights or dispositive investment power.
(8)
Includes 42,000 shares that Ms. Nicholson may acquire during the next 60 days upon the exercise of stock options. Also includes 1,327 stock units equivalent to 1,327 shares that have been deferred pursuant to the Ball Corporation 2000 Deferred Compensation Company Stock Plan with no voting rights or dispositive investment power.
(9)
Includes 4,400 shares owned by Mr. Seabrook's children, as to which he disclaims beneficial ownership, and 217,272 shares that he may acquire during the next 60 days upon the exercise of stock options. Also includes 68,556 stock units equivalent to 68,556 shares that have been deferred pursuant to the Ball Corporation 2000 Deferred Compensation Company Stock Plan with no voting rights or dispositive investment power.
(10)
Includes 39,200 shares owned by Mr. Sissel's wife, as to which he disclaims beneficial ownership, and 56,000 shares that he may acquire during the next 60 days upon the exercise of stock options. Also includes 1,327 stock units equivalent to 1,327 shares that have been deferred pursuant to the Ball Corporation 2000 Deferred Compensation Company Stock Plan with no voting rights or dispositive investment power.
(11)
Includes 4,000 shares that Mr. Solso may acquire during the next 60 days upon the exercise of stock options. Also includes 795 stock units equivalent to 795 shares that have been deferred pursuant to the Ball Corporation 2000 Deferred Compensation Company Stock Plan with no voting rights or dispositive investment power.
(12)
Includes 200,000 shares owned by Mr. Stiritz' wife, as to which he disclaims beneficial ownership, and 44,000 shares that he may acquire during the next 60 days upon the exercise of stock options. Also includes 999 stock units equivalent to 999 shares that have been deferred pursuant to the Ball Corporation 2000 Deferred Compensation Company Stock Plan with no voting rights or dispositive investment power.
(13)
Includes 28,250 shares that Mr. Taylor may acquire during the next 60 days upon the exercise of stock options. Also includes 795 stock units equivalent to 795 shares that have been deferred pursuant to the Ball Corporation 2000 Deferred Compensation Company Stock Plan with no voting rights or dispositive investment power.
(14)
Includes 382 stock units equivalent to 382 shares that have been deferred pursuant to the Ball Corporation 2000 Deferred Compensation Company Stock Plan with no voting rights or dispositive investment power.
(15)
Includes 50,000 shares owned by Mr. Westerlund's wife, as to which he disclaims beneficial ownership, and 248,000 shares that he may acquire during the next 60 days upon the exercise of stock options. Also includes 67,207 stock units equivalent to 67,207 shares that have been deferred pursuant to the Ball Corporation 2000 Deferred Compensation Company Stock Plan with no voting rights or dispositive investment power.
(16)
Includes 67,897 additional stock units equivalent to 67,897 shares that have been deferred pursuant to the Ball Corporation 2000 Deferred Compensation Company Stock Plan with no voting rights or dispositive investment power.

VOTING ITEM 1—ELECTION OF DIRECTORS

        In 1985 the shareholders adopted the Amended Articles of Incorporation of Ball Corporation, dividing the Board of Directors (the "Board") into three classes, as nearly equal in number as possible, with directors serving staggered three-year terms. On April 27, 2005, three persons are to be elected to serve as directors until 2008. Unless otherwise instructed on the proxy card, the persons named in the accompanying proxy intend to vote for nominees George M. Smart, Theodore M. Solso and Stuart A. Taylor II to hold office as directors of the Corporation until the 2008 Annual Meeting of Shareholders, or, in each case, until his respective successor is elected and qualified. All nominees have consented to be named as candidates in the Proxy Statement and have agreed to serve if elected. If, for any reason, any of the nominees becomes unavailable for election, the shares represented by proxies will be voted for any substitute nominee or nominees designated by the Board of Directors. The Board has no reason to believe that any of the nominees will be unable to serve.

        William P. Stiritz, who has served as a director since 1983, has reached the retirement age for directors and, therefore, will not stand for reelection at the 2005 Annual Meeting. The Corporation wishes to express its appreciation to Mr. Stiritz for his significant contributions to the Corporation and its shareholders during his tenure as a director.

        In accordance with the Indiana Business Corporation Law, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Abstentions and broker nonvotes are considered neither votes "for" nor "against." Proxies may not be voted for a greater number of persons than the three named nominees.

        Set forth for each director nominee in Class II and for each continuing director in Classes I and III are the director's principal occupation and employment during the past five years or, if shorter, the period during which the director has served as a director, and certain other information.

DIRECTOR NOMINEES AND CONTINUING DIRECTORS

To Be Elected for a Term of Three Years Until the 2008 Annual Meeting (Class II)
George M. Smart	President, Sonoco-Phoenix Inc., Canton, Ohio, a subsidiary of Sonoco Products Company, 2001 to 2004; Chairman and President, Phoenix Packaging Corporation, 1993 to 2001. Age 59.	Director since 2005. Mr. Smart is a director of FirstEnergy Corp., Akron, Ohio, and Unizan Financial, Canton, Ohio.
Theodore M. Solso	Chairman and Chief Executive Officer, Cummins, Inc., Columbus, Indiana, since January 2000. Age 58.
Director since 2003. Member, Audit, Human Resources and Nominating/Corporate Governance Committees.

Mr. Solso is a director of Ashland Inc., Covington, Kentucky, and Irwin Financial Corporation, Columbus, Indiana.
Stuart A. Taylor II	Chief Executive Officer, The Taylor Group L.L.C., Chicago, Illinois, since June 2001; Senior Managing Director, Bear, Stearns & Co. Inc., Chicago, Illinois, 1999 to 2001. Age 44.	Director since 1999. Member, Finance, Human Resources and Nominating/Corporate Governance Committees.
The Board of Directors recommends that shareholders vote "FOR" the election of each nominee for Director named above.
To Continue in Office Until the 2006 Annual Meeting (Class III)
Howard M. Dean	Chairman of the Board, Dean Foods Company, 1989 to April 2002; Chairman and Chief Executive Officer, 1989 to 2001; President and Chief Operating Officer, 1971 to 1989. Age 67.	Director since 1984. Member, Audit, Human Resources and Nominating/ Corporate Governance Committees. Mr. Dean is a director of Yellow Roadway Corp., Overland Park, Kansas.
R. David Hoover
	Chairman, President and Chief Executive Officer, Ball Corporation, since April 2002; President and Chief Executive Officer, January 2001 to April 2002; Vice Chairman, President and Chief Operating Officer, April 2000 to January 2001; Vice Chairman, President and Chief Financial Officer, January 2000 to April 2000; Vice Chairman and CFO, 1998 to 2000; Executive Vice President and CFO, 1997 to 1998; Executive Vice President, CFO and Treasurer, 1996 to 1997. Age 59.	Director since 1996. Member, Finance Committee. Mr. Hoover is a director of Energizer Holdings, Inc., St. Louis, Missouri, and Irwin Financial Corporation, Columbus, Indiana.
Jan Nicholson
	President, The Grable Foundation, Pittsburgh, Pennsylvania, since 1990; Managing Director, Strategic Risk Assessment, MBIA Insurance Corporation, Armonk, New York, 1998 to 2000; Managing Director, Research and Development, Capital Markets Assurance Corporation (CapMAC), New York, New York, 1994 to 1998. Age 59.	Director since 1994. Member, Audit and Finance Committees. Ms. Nicholson is a director of Radian Group, Philadelphia, Pennsylvania.
To Continue in Office Until the 2007 Annual Meeting (Class I)
Hanno C. Fiedler
Executive Vice President, Ball Corporation, since December 2002; Chairman and Chief Executive Officer, Ball Packaging Europe, since December 2002; Chairman and Chief Executive Officer, Schmalbach-Lubeca AG, 1996 to 2002. Age 59.
Director since 2002. Member, Finance Committee.

Mr. Fiedler serves on the Supervisory Boards of Thyssen Krupp Stahl AG, Duisburg, Germany; Pfleiderer AG and Pfleiderer Unternehmen- sverwaltung GmbH & Co. KG, both of Neumarkt, Germany; and Howaldtswerke-Deutsche Werft AG, Kiel, Germany.
John F. Lehman
	Chairman, J. F. Lehman & Company, New York, New York, since 1990; Chairman of the Board, OAO Technology Solutions, Inc., Greenbelt, Maryland, since 2001; Chairman of the Board, Sperry Marine Inc., Charlottesville, Virginia, 1993 to 1996; Managing Director, Investment Banking Division, PaineWebber Inc., New York, New York, 1988 to 1990; Secretary of the Navy, Washington, D.C., 1981 to 1987. Age 62.	Director since 1987. Member, Finance, Human Resources and Nominating/Corporate Governance Committees. Mr. Lehman is a director of EnerSys, Reading, Pennsylvania.
George A. Sissel
	Chairman of the Board, Ball Corporation, January 2001 to April 2002; Chairman and Chief Executive Officer, January 1998 to January 2001; Chairman, President and CEO, 1996 to 1998; President and CEO, 1995 to 1996. Age 68.	Director since 1995. Member, Finance Committee. Mr. Sissel is a director of CIBER, Inc., Greenwood Village, Colorado.
Erik H. van der Kaay
Chairman of the Board, Symmetricom, Inc., October 2002 to October 2003; President, Chief Executive Officer, and Chairman of the Board, Datum, Inc., Irvine, California, April 1998 to October 2002 upon Symmetricom's acquisition of Datum. Age 64.
Director since 2004. Member, Audit, Human Resources and Nominating/ Corporate Governance Committee.

Mr. van der Kaay is a director of Comarco, Inc., Irvine, California; RF Micro Devices, Greensboro, North Carolina; and TranSwitch Corporation, Shelton, Connecticut.

GOVERNANCE OF THE CORPORATION

Corporate Governance Guidelines

        The Board has established Corporate Governance Guidelines to comply with the relevant provisions of Section 303A of the New York Stock Exchange ("NYSE") Listed Company Manual (the "NYSE Listing Standards"). The Corporate Governance Guidelines are set forth on the Corporation's website at www.ball.com, under the section "Investors," under the subsection "Financial Information," and under the link, "Corporate Governance." A copy may also be obtained upon request from the Corporation's Corporate Secretary.

Policies on Business Ethics and Conduct

        Ball established a Corporate Compliance Committee in 1993 chaired by a designated Compliance Officer. The Committee publishes a code of business ethics, which is in the form of the Business Ethics booklet. The Board has adopted a separate additional business ethics statement referred to as the Ball Corporation Executive Officers and Directors Business Ethics Statement ("Executive Officers and Directors Ethics Statement") designed to establish principles requiring the highest level of ethical behavior toward achieving business success within the requirements of the law and the Corporation's policies and ethical standards. Copies of the Business Ethics booklet and the Executive Officers and Directors Ethics Statement are set forth on the Corporation's website at www.ball.com, under the section "Investors," under the subsection "Financial Information," and under the link, "Corporate Governance." A copy may also be obtained upon request from the Corporation's Corporate Secretary.

Communications with Directors

        The Corporation has established means for shareholders or others to send communications to the Board. Persons interested in communicating with the Board, its individual directors, or its Committees may send communications in writing via the Corporate Secretary or the Chairman of the Board. The communication should be sent in care of the Corporate Secretary, Ball Corporation, by mail to P.O. Box 5000, Broomfield, Colorado 80038-5000 or facsimile transmission to 303-460-2127.

        In accordance with the NYSE and SEC requirements, the Corporation has established additional means for interested parties to send communications to the Board and selected Committees which are described on the Corporation's website at www.ball.com, under the section "Investors," under the subsection "Financial Information," and under the link, "Corporate Governance."

        Shareholder proposals for inclusion in the Corporation's proxy materials will continue to be handled and must be communicated as disclosed in this Proxy Statement on page 12.

Meetings of Nonmanagement Directors

        The Board meets regularly and not less than four times per year. Nonmanagement directors meet regularly, usually in conjunction with a regular Board meeting. Independent directors meet at least annually. The Presiding Director of meetings of nonmanagement and independent directors is Stuart A. Taylor II.

Director Independence Standards

        Pursuant to the NYSE Listing Standards, the Board has adopted a policy adhering to the director independence requirements of the NYSE in determining the independence of directors. Those standards are described on the Corporation's website at www.ball.com, under the section "Investors," under the subsection "Financial Information," and under the link, "Corporate Governance."

        The Board has determined that a majority of the Board is independent, and the Board has determined that based upon the NYSE independence standards, that each of the members of the Board is now independent with the exception of Messrs. Hoover, Fiedler and Stiritz.

        Mr. van der Kaay is a member of the audit committees of three other publicly held companies. The Board has determined that such simultaneous service by Mr. van der Kaay does not impair Mr. van der Kaay's ability to serve effectively on the Corporation's Audit Committee.

CERTAIN COMMITTEES OF THE BOARD

        The standing committees of the Board are the Audit, Nominating/Corporate Governance, Human Resources and Finance Committees.

Audit Committee:

        The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibilities to oversee management's conduct and the integrity of the Corporation's public financial reporting process including the overview of the accounting policies and the system of internal accounting controls over financial reporting, disclosure controls and procedures and the performance of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Corporation (the Corporation's "independent auditor") and the internal audit department. The Audit Committee is responsible for engaging and evaluating the Corporation's independent auditor, including the independent auditor's qualifications and independence; resolving any differences between management and the independent auditor regarding financial reporting; preapproving all audit and non-audit services provided by the independent auditor; and establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters. Members of the Committee are Ms. Nicholson (Chair), and Messrs. Dean, Solso and van der Kaay. The Board has determined that each member of the Audit Committee is independent and financially literate, and the Board identifies Ms. Nicholson, among others, as having accounting or financial management expertise and as an Audit Committee financial expert under the NYSE Listing Standards and the SEC regulations. The Audit Committee met four times during 2004. The Report of the Audit Committee is set forth on page 22. The Committee has considered the non-audit services provided during 2004 and 2003 by the independent auditor as disclosed below and determined the services were compatible with maintaining the auditor's independence. The Committee believes the fees paid to the independent auditor in respect of those services were appropriate, necessary and cost efficient in the management of the business of the Corporation and are compatible with maintaining the auditor's independence. The fees billed by PricewaterhouseCoopers LLP for services rendered during 2004 and 2003 are as follows:

Audit Fees

        The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Corporation's annual consolidated financial statements included in the Annual Report on Form 10-K, quarterly reviews of the Corporation's consolidated financial statements included in the quarterly reports on Form 10-Q and accounting consultations directly related to the audit were $2,423,000 and $1,595,000 for 2004 and 2003, respectively. The fees for 2004 include $1 million for the audit of the 2003 financial statements that included the first full year audit of the acquired European operations, formerly known as Schmalbach-Lubeca GmbH. The aggregate fees billed for audit services rendered in connection with the independent auditor's attestation report under the Sarbanes-Oxley Act of 2002 for the year ended December 31, 2004, were $2,415,000 and $137,000 for 2004 and 2003, respectively. The aggregate fees billed for services rendered for statutory audits required by foreign countries for the Corporation's foreign investments were $1,152,000 and $515,000 for 2004 and 2003, respectively. In addition, aggregate fees of €503,000 billed by PricewaterhouseCoopers LLP in 2003 for statutory audits for the year ended 2002 related to the acquisition of the European companies pursuant to an engagement of PricewaterhouseCoopers LLP that was entered into by the acquired European companies prior to the acquisition.

Audit-Related Fees

        Fees for audits of the Corporation's benefit plans were $17,000 and $166,000 for 2004 and 2003, respectively. Other fees for audit-related services for disclosure control and procedure review and general consultations concerning the Sarbanes-Oxley Act of 2002 were $81,000 and $20,000 for 2004 and 2003, respectively. Fees for professional services rendered by PricewaterhouseCoopers LLC for due diligence, accounting consultations, comfort letters and the review of other regulatory filings related to the acquisition of Schmalbach-Lubeca GmbH and associated corporate refinancings were $1,183,000 for 2003.

Tax Fees

        The aggregate fees billed for tax compliance, including tax compliance matters related to tax audits, return preparation fees, and tax compliance for expatriate employees were $1,443,000 and $1,530,000 for 2004 and 2003, respectively. The aggregate fees for tax consultations were $722,000 and $1,130,000 for 2004 and 2003, respectively. Fees for tax services rendered by PricewaterhouseCoopers LLC for consultations and due diligence related to the acquisition of Schmalbach-Lubeca GmbH were $1,324,000 for 2003.

All Other Fees

        Fees of $4,000 and $25,000 were billed for 2004 and 2003, respectively, for other non-prohibited services including fees for access to PricewaterhouseCoopers LLP online accounting research software, licensing fees and other training and accounting advice for the Corporation's foreign investments.

        The Audit Committee's Charter requires management to submit for preapproval all audit, audit-related and non-audit-related services to be performed by the independent auditor. Management and the independent auditor submit a report of fees for review and preapproval by the Committee on a quarterly basis. The Audit Committee requires management and the independent auditor to submit a report at least annually regarding audit, audit-related, tax and all other fees paid by the Corporation to the independent auditor for services rendered in the immediately preceding two fiscal years. The Committee considers whether the fees for non-audit and audit-related services are compatible with maintaining the auditor's independence and requires management and the independent auditor to confirm this as well. Other than fees paid in 2003 by Ball Packaging Europe GmbH to PricewaterhouseCoopers LLP for statutory audits initiated in 2002 when the Corporation did not own the business, the Audit Committee preapproved 100 percent of all of the other above-referenced fees paid in 2004 and 2003 for services that were provided by PricewaterhouseCoopers LLP.

        The percentage of hours expended by persons other than the independent auditor's full-time, regular employees on the independent auditor's engagement to audit the Corporation's financial statements was less than 10 percent.

        A copy of the Audit Committee Charter is set forth on the Corporation's website at www.ball.com, under the section "Investors," under the subsection "Financial Information," and under the link, "Corporate Governance."

Nominating/Corporate Governance Committee:

        The Nominating/Corporate Governance Committee is responsible for assisting the Board in fulfilling its responsibility to identify qualified individuals to become Board members; recommending to the Board the selection of Board nominees for the next annual meeting of shareholders and addressing the independence and effectiveness of the Board by advising and making recommendations on matters involving the organization and operation of the Board, Corporate Governance Guidelines and directorship practices; and overseeing the evaluation of the Board and its Committees. The Nominating/Corporate Governance Committee utilizes the standards set forth below for considering director nominees.

        Members of the Committee are Messrs. Taylor (Chair), Dean, Lehman, Solso and van der Kaay. The Board has determined that the members of the Committee are independent under the NYSE Listing Standards. The Nominating/Corporate Governance Committee met four times during 2004.

        The Board has established a process whereby nominees for the Board may be submitted by members of the Board, the Chief Executive Officer, shareholders and any other persons. The Committee considers these recommended candidates in light of criteria set forth below.

        The Committee will seek candidates who meet at a minimum the following criteria: (a) candidates who have sufficient time to attend or otherwise be present at Board, relevant Board Committee and Shareholders' meetings; (b) candidates who will subscribe to Ball Corporation's Corporate Governance Guidelines and the Executive Officers and Directors Ethics Statement; (c) candidates who demonstrate credentials and experience in a broad range of corporate matters; (d) candidates who have experience and are focused on a broad range of corporate performance standards typical of publicly traded companies headquartered in the United States; (e) candidates who will subscribe to the finalized strategic and operating plans of the Corporation as approved by the Board from time to time; (f) candidates who are not affiliated with special interest groups that represent major causes or constituents; and (g) candidates who meet the criteria, if any, for being a director of the Corporation as set forth in the Indiana Business Corporation Law, the Articles of Incorporation and Bylaws of the Corporation.

        The Committee will apply the principles of diversity in consideration of candidates. The Committee may utilize and pay third party consultants to identify and screen candidates on a confidential basis for service on the Board. The Committee will also determine candidates' qualifications in light of the standards set by the Committee and by evaluating the qualifications of all candidates in an attempt to select the most qualified nominees suited to serve as a director while attempting to ensure that a majority of the Board is independent and, where needed, to meet the NYSE and SEC requirements for financial literacy, accounting or financial management expertise or audit committee financial expert status.

        Upon the recommendation of the Chief Executive Officer and following interviews by members of the Committee and other directors, George M. Smart was nominated and appointed as a director in January 2005 using the above standards.

        The Nominating/Corporate Governance Committee will consider candidates recommended by shareholders. Any such recommendation should be in writing and addressed to the Chair of the Nominating/Corporate Governance Committee, in care of the Corporate Secretary, Ball Corporation, by mail to P.O. Box 5000, Broomfield, Colorado 80038-5000.

        The Committee received no recommendations for candidates as nominees for the Board from a security holder or group of security holders that beneficially owned more than 5 percent of the Corporation's voting common stock for at least one year as of the date of the recommendation.

        A copy of the Nominating/Corporate Governance Committee Charter is set forth on the Corporation's website at www.ball.com, under the section "Investors," under the subsection "Financial Information," and under the link, "Corporate Governance."

Human Resources Committee:

        The primary purpose of the Human Resources Committee is to assist the Board in fulfilling its responsibilities related to the evaluation and compensation of the Chief Executive Officer and overseeing the compensation of the other executive officers of the Corporation; reviewing and approving the schedule of salary ranges and grades for the salaried employees of the Corporation; approving the Corporation's stock and cash incentive compensation programs, including awards to executive officers and the number of shares to be granted from time to time to employees of the Corporation; approving and receiving reports on major benefit plans, plan changes and determinations and discontinuations of benefit plans; discussing the performance evaluation systems and succession planning system of the Corporation, including discussions with the Chairman of the Board and Chief Executive Officer about the succession plan for the Chairman of the Board and Chief Executive Officer; hiring experts including executive compensation consultants as deemed appropriate to advise the Committee; and authorizing the filing of required reports with federal, state and local governmental agencies.

        Members of the Committee are Messrs. Dean (Chair), Lehman, Solso, Taylor and van der Kaay. The Board has determined that the members of the Committee are independent under the NYSE Listing Standards. The Human Resources Committee met four times during 2004. The Human Resources Committee Charter is set forth on the Corporation's website at www.ball.com, under the section "Investors," under the subsection "Financial Information," and under the link, "Corporate Governance."

Finance Committee:

        The Finance Committee assists the Board in fulfilling its responsibility to oversee management in the financing and risk management of the Corporation, the status of the Corporation's retirement plans and insurance policies and the Corporation's policies relating to interest rates, commodity hedging and currency hedging. The Committee may hire experts as deemed appropriate to advise the Committee in performance of its duties. The Committee reports to the Board concerning the financing of the Corporation and the performance of the Committee.

        The members of the Finance Committee are Messrs. Lehman (Chair), Fiedler, Hoover, Sissel, Stiritz and Taylor and Ms. Nicholson. The Committee met four times during 2004. A copy of the Finance Committee Charter is set forth on the Corporation's website at www.ball.com, under the section "Investors," under the subsection "Financial Information," and under the link, "Corporate Governance."

BOARD MEETINGS AND ANNUAL MEETING

        The members of the Board are expected to attend all meetings of the Board, relevant Committee meetings and the Annual Meeting of Shareholders. The Board held four meetings during 2004. Every director attended 75 percent or more of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which the director served. Nine directors attended the 2004 Annual Meeting.

SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

        To be eligible for inclusion in the Corporation's Proxy Statement for the 2006 Annual Meeting of Shareholders, proposals of shareholders must be in writing and be received by the Corporate Secretary at the Corporation's principal executive offices, 10 Longs Peak Drive, Broomfield, Colorado 80021-2510, by November 21, 2005.

        If a shareholder desires to bring business before the 2006 Annual Meeting of Shareholders, which is not the subject of a proposal submitted for inclusion in the Proxy Statement, the shareholder must notify the Corporation in writing by February 4, 2006, or the proposal may be considered untimely, and management's proxies may exercise their discretionary authority to vote previously solicited proxies against such proposal if it is raised at the 2006 Annual Meeting.

EXECUTIVE COMPENSATION

        The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Corporation of the Chief Executive Officer and of the next four most highly compensated executive officers of the Corporation (the "Named Executive Officers") in office on December 31, 2004:

SUMMARY COMPENSATION TABLE

							Long-Term Compensation
		Annual Compensation					Awards			Payouts
Name and Principal Position	Year	Salary		Bonus(1)		Other Annual Compensation	Restricted Stock Awards(2)		Securities Underlying Options	LTIP(3) Payouts		All Other Compensation(4)
R. David Hoover Chairman, President and Chief Executive Officer	2004 2003 2002	$ $ $	820,000 792,105 765,000	$ $ $	1,755,809 1,469,701 1,271,870		$ $ $	2,912,280 1,126,200 1,744,690		$ $ $	1,604,980 1,436,256 841,835	$ $ $	117,306 113,773 134,191
Hanno C. Fiedler(5) Executive Vice President, Ball Corporation and Chairman and Chief Executive Officer, Ball Packaging Europe	2004 2003 2002	€ € €	450,000 400,000 13,636	€ €	579,482 529,013		$ $	1,040,800 250,350		€ €	568,294 403,754		€960
John R. Friedery Senior Vice President, Ball Corporation and Chief Operating Officer, North American Packaging	2004		$375,000		$521,007			$696,825			$417,611		$38,676
Raymond J. Seabrook Senior Vice President and Chief Financial Officer	2004 2003 2002	$ $ $	342,500 327,500 312,500	$ $ $	514,211 439,952 392,354	$98,869	$ $	620,920 225,240		$ $ $	437,791 409,866 233,530	$ $ $	61,686 59,900 59,364
David A. Westerlund Senior Vice President, Administration, and Corporate Secretary	2004 2003 2002	$ $ $	305,000 290,000 275,000	$ $ $	457,075 359,488 316,578		$ $ $	620,920 225,240 789,760		$ $ $	383,769 354,986 201,093	$ $ $	60,769 57,701 57,888

(1)
As noted in the Report of the Human Resources Committee, Ball Corporation uses the term Incentive Compensation rather than Bonus. Also noted in the Report of the Human Resources Committee is the performance level of the Corporation and each of the operating units in relation to incentive targets and the resulting impact on the "Bonus" amounts shown above.

(2)
In 2004 "Restricted Stock Awards" for all Named Executive Officers were awarded pursuant to the Deposit Share Program.

(3)
In 2004 the amounts shown in "LTIP Payouts" consist of the following:

  Mr. Hoover—LTCIP $1,203,322; Acquisition-Related, Special Incentive Plan $401,658.

  Mr. Fiedler—LTCIP €237,500; Acquisition-Related, Special Incentive Plan €330,794.

  Mr. Friedery—LTCIP $235,471; Acquisition-Related, Special Incentive Plan $182,141.

  Mr. Seabrook—LTCIP $270,088; Acquisition-Related, Special Incentive Plan $167,703.

  Mr. Westerlund—LTCIP $234,458; Acquisition-Related, Special Incentive Plan $149,311.

(4)
The amounts shown in the "All Other Compensation" column for 2004 consist of the following:

  Mr. Hoover—above-market interest on deferred compensation account, $87,484; company contribution to 401(k) Plan, $6,150; company contribution to Employee Stock Purchase Plan, $1,200; executive disability premiums, $2,472; company match pursuant to 2000 Deferred Compensation Company Stock Plan, $20,000.

  Mr. Fiedler—company contribution to Employee Stock Purchase Plan €960.

  Mr. Friedery—above-market interest on deferred compensation account, $9,911; company contribution to 401(k) Plan, $6,150; company contribution to Employee Stock Purchase Plan, $1,200; executive disability premiums, $1,415; company match pursuant to 2000 Deferred Compensation Company Stock Plan, $20,000.

  Mr. Seabrook—above-market interest on deferred compensation account, $32,591; company contribution to 401(k) Plan, $6,150; company contribution to Employee Stock Purchase Plan, $1,200; executive disability premiums, $1,745; company match pursuant to 2000 Deferred Compensation Company Stock Plan, $20,000.

  Mr. Westerlund—above-market interest on deferred compensation account, $31,757; company contribution to 401(k) Plan, $6,150; company contribution to Employee Stock Purchase Plan, $1,200; executive disability premiums, $1,662; company match pursuant to 2000 Deferred Compensation Company Stock Plan, $20,000.

(5)
Mr. Fiedler is paid in euros, except stock awards which are U.S. dollar denominated. On December 31, 2004, the exchange rate was 1 euro = 1.3567 U.S. dollars.

Long-Term Incentive Compensation

Stock Option Grants and Exercises

        The following tables present certain information for the Named Executive Officers relating to stock option grants and exercises during 2004 and, in addition, information relating to the valuation of unexercised stock options:

STOCK OPTION GRANTS IN 2004

Name	Options Granted	Percentage of Total Options Granted to Employees in Fiscal 2004	Exercise Price (per share)	Expiration Date	Grant Date Present Value
R. David Hoover	0	N/A
Hanno C. Fiedler	0	N/A
John R. Friedery	0	N/A
Raymond J. Seabrook	0	N/A
David A. Westerlund	0	N/A

AGGREGATED STOCK OPTION EXERCISES IN 2004
AND FISCAL YEAR-END OPTION VALUES

			Number of Unexercised Options Held at December 31, 2004		Value of Unexercised In-the-Money Options at December 31, 2004(1)
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
R. David Hoover	235,496	$6,376,169	563,504	210,000	$17,543,174	$5,035,838
Hanno C. Fiedler	—	—	5,000	15,000	$98,400	$295,200
John R. Friedery	40,000	$1,051,999	44,000	48,000	$1,148,940	$1,154,745
Raymond J. Seabrook	44,000	$1,232,124	178,272	57,000	$5,873,057	$1,428,788
David A. Westerlund	50,496	$1,509,659	214,000	52,000	$7,069,322	$1,261,950

(1)
Based on the closing price on the New York Stock Exchange-Composite Transactions of the Corporation's Common Stock on December 31, 2004, of $43.98.

Equity Compensation Plans

        The following table summarizes information, as of December 31, 2004, relating to equity compensation plans of the Corporation pursuant to which grants of options, restricted stocks, restricted stock units or other rights to acquire shares may be granted from time to time.

	Equity Compensation Plan Information
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	4,832,207	$17.84	1,568,780
Equity compensation plans not approved by security holders	—	—	—

Total	4,832,207	$17.84	1,568,780

Long-Term Cash Incentive

        The following tables present information for the Named Executive Officers concerning the long-term cash incentive programs and, in addition, information relating to the estimated future payouts.

LONG-TERM CASH INCENTIVE PLAN—AWARDS IN LAST FISCAL YEAR

			Estimated Future Payouts(2)
Name	Number of Units(1)	Performance Period Until Maturation
			Threshold	Target	Maximum
R. David Hoover	0	1/1/03 - 12/31/05	$329,460	$658,920	$1,317,839
Hanno C. Fiedler	0	1/1/03 - 12/31/05	€89,100	€185,625	€371,250
John R. Friedery	0	1/1/03 - 12/31/05	$66,392	$138,317	$276,635
Raymond J. Seabrook	0	1/1/03 - 12/31/05	$69,225	$144,218	$288,437
David A. Westerlund	0	1/1/03 - 12/31/05	$61,003	$127,089	$254,178

(1)
Participants are not awarded a number of units. Awards are expressed as a percentage of average annual salary and "bonus" at target during the performance period. However, Named Executive Officers whose Ball Corporation stock holdings are below the established guidelines will receive up to one-half of their award in Ball Corporation Restricted Stock.

(2)
Estimated future payouts ("earned awards") are based on Ball Corporation's total shareholder return performance; i.e., stock price appreciation plus dividends, over three-year performance cycles which begin at the start of each calendar year, relative to the total shareholder return of companies listed on the S&P Global Industry Classification Standard ("GICS") which has replaced the S&P Industrials index.

ACQUISITION-RELATED, SPECIAL INCENTIVE PLAN—AWARDS IN LAST FISCAL YEAR

			Estimated Future Payouts(2)
Name	Number of Units(1)	Performance Period Until Maturation
			Threshold	Target	Maximum
R. David Hoover	0	1/1/03 - 12/31/05	$0	$53,207	$471,891
Hanno C. Fiedler	0	1/1/03 - 12/31/05	€0	€54,202	€391,702
John R. Friedery	0	1/1/03 - 12/31/04	$0	$81,240	$243,390
Raymond J. Seabrook	0	1/1/03 - 12/31/05	$0	$17,031	$188,448
David A. Westerlund	0	1/1/03 - 12/31/05	$0	$15,716	$168,216

(1)
Participants are not awarded a number of units. Awards are expressed as a percentage of average annual salary during the performance period.

(2)
Estimated future payouts ("earned awards") are based on Ball Packaging Europe's cumulative earnings before interest and taxes, and cumulative economic value added for the three-year performance cycle that began January 1, 2003. Target amount represents payout at target performance for the three-year performance cycle minus interim amounts paid for 2003 and 2004. Interim amounts paid in 2003 and 2004 were above target; therefore, the remaining target opportunity for 2005, the final year of the three-year performance cycle, is reduced. Maximum amount represents payout at maximum performance for the three-year performance cycle minus interim amounts paid for 2003 and 2004. Amounts paid are reported in the Summary Compensation Table under "LTIP Payouts."

Retirement Plans

        The following table, for purposes of illustration, indicates the amounts of annual retirement income which would be payable in 2005 to the Named Executive Officers, except Mr. Fiedler, at normal retirement age 65. The calculation of retirement benefits under the plans generally is based upon average earnings (base salary only) for the highest five consecutive years of the ten years preceding retirement.

PENSION PLAN TABLE

	Years of Service
Average Annual Earnings
	15	20	25	30	35
$250,000	$52,779	$70,372	$87,964	$105,557	$123,150
300,000	64,029	85,372	106,715	128,057	149,400
350,000	75,279	100,372	125,465	150,557	175,650
400,000	86,529	115,372	144,214	173,057	201,900
450,000	97,779	130,372	162,965	195,557	228,150
500,000	109,029	145,372	181,715	218,057	254,400
550,000	120,279	160,372	200,464	240,557	280,650
600,000	131,529	175,372	219,215	263,057	306,900
650,000	142,779	190,372	237,965	285,557	333,150
700,000	154,029	205,372	256,714	308,057	359,400

        The Corporation's qualified United States salaried retirement plans provide defined benefits determined by base salary and years of service. The Corporation has also adopted a nonqualified Supplemental Executive Retirement Plan that provides benefits otherwise not payable under the qualified pension plan to the extent that the Internal Revenue Code, as amended, (the "Code") limits the pension to which an executive would be entitled under the qualified pension plan. The benefit amounts shown in the preceding table reflect the amount payable as a straight life annuity and include amounts payable under the Supplemental Executive Retirement Plan. On November 30, 2003, the Corporation terminated the Split-Dollar Life Insurance Plan that provided a portion of the nonqualified pension benefit. Mr. Seabrook elected a cash distribution from this Plan that will reduce his retirement benefit.

        Average Annual Earnings used under the pension formula to calculate benefits together with years of benefit service, as of December 31, 2004, for the Named Executive Officers are: R. David Hoover, $697,421 (34.54 years); John R. Friedery, $275,500 (16.33 years); Raymond J. Seabrook, $310,300 (12.21 years); and David A. Westerlund, $274,880 (29.32 years) offset by benefits received from a prior employer.

        Mr. Fiedler's retirement income benefits are provided by a pension agreement that is part of his Employment Agreement. The Agreement provides a benefit of 60 percent of his last gross base salary provided he is employed on the earlier of December 31, 2005, or reaches age 60 and retires in good standing from the Corporation. Should Mr. Fiedler meet these criteria, his retirement benefit would be €270,000 per year based on his 2004 salary of €450,000.

Termination of Employment and Change-in-Control Arrangements

        The Corporation maintains revocable, funded grantor trusts, which, in the event a change in control of the Corporation occurs, would become irrevocable with funds thereunder to be available to apply to the Corporation's obligations under its deferred compensation plans covering key employees, including the Named Executive Officers, except Mr. Fiedler. Under the trusts, a "change in control" can occur by virtue, in general terms, of an acquisition by any person of 40 percent or more of the Corporation's voting shares; a merger in which shareholders of the Corporation before the merger own less than 60 percent of the Corporation's Common Stock after the merger; shareholder approval of a plan to sell or dispose of substantially all of the assets of the Corporation; a change of a majority of the Corporation's Board within a 12-month period unless approved by two-thirds of the directors in office at the beginning of such period; a threatened change in control deemed to exist if there is an agreement which would result in a change in control or public announcement of intentions to cause a change in control; and by the adoption by the Board of a resolution to the effect that a change or threatened change in control has occurred for purposes of the trusts. For amounts deferred on or after January 1, 2005, the definition of "change in control" will have the meaning set forth in Section 409A of the Code, as amended, or any Treasury Department Regulations or Guidance. The trusts were funded as of December 31, 2004, with approximately $44.3 million of net equity of corporate-owned life insurance policies on the lives of various employees, including participants in the plans, and 714,896 shares of the Corporation's Common Stock, and cash equivalents valued at $31.5 million ($43.98 per share) at the close of business on December 31, 2004, to support approximately $149.0 million of current deferred compensation account balances of the beneficiaries of the trusts in the event of a change in control. The Corporation has borrowing capacity to fully fund the trusts in advance of a change in control and is required to do so prior to a change in control. If the funds set aside in the trusts would be insufficient to pay amounts due the beneficiaries, then the Corporation would remain obligated to pay those amounts. In the event of the insolvency of the Corporation, the funds in the trusts would be available to satisfy the claims of the creditors of the Corporation. The trusts were not established in response to any effort to acquire control of the Corporation, and the Board is not aware of any such effort.

        The Corporation intends to establish separate revocable, funded grantor trusts in 2005 which will adopt the definition of "change in control" as set forth in the Treasury Department's Guidance and any regulations issued under Section 409A of the Internal Revenue Code, as amended.

        The Corporation has change-in-control severance agreements with certain key employees, including the Named Executive Officers, except Mr. Fiedler. The agreements are effective on a year-to-year basis and would provide severance benefits in the event of both a change in control of the Corporation and an actual or constructive termination of employment within two years after a change in control. Under the agreements, a "change in control" can occur by virtue, in general terms, of an acquisition by any person of 30 percent or more of the Corporation's voting shares; a merger in which the shareholders of the Corporation before the merger own 50 percent or less of the Corporation's voting shares after the merger; shareholder approval of a plan of liquidation or a plan to sell or dispose of substantially all of the assets of the Corporation; and if, during any two-year period, directors at the beginning of the period fail to constitute a majority of the Board. "Actual termination" is any termination other than by death or disability, by the Corporation for cause, or by the executive, other than for constructive termination. "Constructive termination" means, in general terms, any significant reduction in duties, compensation or benefits or change of office location from those in effect immediately prior to the change in control, unless agreed to by the executive. The severance benefits payable, in addition to base salary and incentive compensation accrued through the date of termination, shall include two times current annual base salary and target incentive compensation; the bargain element value of then-outstanding stock options; the present value of the amount by which pension payments would have been larger had the executive accumulated two additional years of benefit service; two years of life, disability, accident and health benefits; outplacement services; and legal fees and expenses reasonably incurred in enforcing the agreements. In the event such benefits, together with other benefits paid because of a change in control, would be subject to the excise tax imposed under Section 280G of the Internal Revenue Code, the Corporation would reimburse the executive for such excise taxes paid, together with taxes incurred as a result of such reimbursement. The agreements were not entered into in response to any effort to acquire control of the Corporation, and the Board is not aware of any such effort.

        The Corporation has severance benefit agreements with certain key employees, including the Named Executive Officers, except Mr. Fiedler. The agreements provide severance benefits in the event of an actual or constructive termination of employment. "Actual termination" is any termination other than by death or disability, by the Corporation for cause, or by the executive, other than for constructive termination. "Constructive termination" means, in general terms, any significant reduction in compensation or benefits, unless agreed to by the executive. The severance benefits payable, in addition to base salary and incentive compensation accrued through the date of termination, include two times current annual salary and target incentive compensation for Mr. Hoover and one and one-half times current annual salary and target incentive compensation for Messrs. Friedery, Seabrook and Westerlund; the present value of the amount by which pension payments would have been larger had the executive accumulated two additional years of benefit service for Mr. Hoover and one and one-half years of benefit service for Messrs. Friedery, Seabrook and Westerlund; two years of life, disability, accident and health benefits for Mr. Hoover and one and one-half years of life, disability, accident and health benefits for Messrs. Friedery, Seabrook and Westerlund; outplacement services; and legal fees and expenses reasonably incurred in enforcing the agreements. Upon the occurrence of a change in control as defined in the change-in-control severance agreements, the executive is entitled to the greater of each of the benefits provided in this agreement and each of the benefits provided in the change-in-control severance agreement, including reimbursement for excise taxes which may be incurred as a result of such payments.

        The Corporation entered into an Employment Agreement with Mr. Fiedler negotiated in connection with the acquisition of Schmalbach-Lubeca AG and effective from December 19, 2002, through December 31, 2005. The Agreement provides for certain severance benefits in the event of termination by the Corporation for any reason or termination by Mr. Fiedler for "Good Reason." "Good Reason" means in general terms, any substantial diminution of duties and responsibilities, a reduction in base salary, or a substantial reduction in (or failure to provide) the aggregate level of incentive compensation and benefits that may be earned pursuant to the terms of the Agreement and the respective plans. The severance benefits payable in addition to base salary and incentive compensation accrued through the date of termination include: (i) a lump sum payment equal to the amount of base salary he would have earned for the balance of the Agreement term; (ii) a lump sum payment equal to the greater of (a) his annual bonus payable for the remainder of the Agreement term calculated as the average of the annual bonus payable for the two calendar years immediately preceding such termination and (b) his target annual incentive compensation for the remainder of the Agreement term; and (iii) such amounts, if any, as he may be entitled to in accordance with the provisions of the Long-Term Cash Incentive Plan; the Acquisition-Related, Special Incentive Plan; the Deposit Share Program; and the Restricted Stock Plan provided, however, all such amounts shall be calculated based on his actual date of termination.

Directors' Compensation

        Directors who are not employees of the Corporation receive as compensation a total target annual retainer composed of a $30,000 annual fixed retainer, plus an annual incentive retainer based upon the Corporation's actual operating performance for each fiscal (calendar) year. The annual incentive retainer is calculated in accordance with the Corporation's performance-based Incentive Compensation Plan at a rate of 50 percent of the director's annual fixed retainer. Both annual retainers are paid 50 percent in cash and 50 percent in restricted stock. The restrictions on the stock will lapse upon the director ceasing to serve as a director for any reason other than voluntary resignation, in which case the restrictions will not lapse and the director will forfeit the shares. For federal income tax purposes, the value of the shares will be taxable to the recipient as compensation income in an amount equal to the fair market value of the Corporation's Common Stock on the date the restrictions lapse. There has been no retirement plan for directors since 1997.

        Nonemployee directors also receive a fee of $1,500 for attending each Board meeting, a fee of $1,250 for attending one or more committee meetings held on any one day and a fee of $1,250 per quarter for serving as a chair of a Board committee and a per diem allowance of $750 for special assignments. Directors who are also employees of the Corporation receive no additional compensation for their service on the Board or on any Board committee.

        Nonemployee directors may elect to defer the payment of a portion or all of their directors' fees into the 2000 Deferred Compensation Company Stock Plan and/or the 2002 Deferred Compensation Plan for Directors. These plans replace the directors' prior deferred compensation plan for incentive retainers earned in 2001 or after and for other directors' fees earned in 2002 and after. In addition, amounts deferred into the prior deferred compensation plan may be transferred to these plans or remain in the prior plan. Amounts deferred or transferred into the 2000 Deferred Compensation Company Stock Plan receive a 20 percent company match with a maximum match of $20,000 per year. Amounts deferred, transferred or credited to this Plan will be represented in the participant's account as stock units, with each unit having the value equivalent to one share of Ball Corporation Common Stock. All distributions of accounts will be made in the form of Ball Common Stock following termination of each director's service. Amounts deferred or transferred to the 2002 Deferred Compensation Plan for Directors are "invested" among various investment funds available under the Plan. A participant's amounts are not actually invested in the investment funds for the account, but the return on a participant's account is determined as if the amounts were notionally invested in those funds.

        Each nonemployee director will receive a 4,000-share (post-August 2004 stock split) restricted stock award upon reelection for a three-year term. Each newly eligible nonemployee director will receive a 4,000-share (post-August 2004 stock split) restricted stock award upon election or appointment for an initial term (except initial terms of less than one year), and upon reelection for a three-year term. The restrictions against disposal of the stock will lapse upon the termination of the director's service to the Corporation as a director, for whatever reason other than voluntary resignation during a term, in which case the restrictions will not lapse and the director will forfeit the shares. For federal income tax purposes, the value of the stock will be taxable to the director as compensation income in an amount equal to the fair market value of the Common Stock on the date the restrictions lapse. Mr. Lehman and Mr. Sissel each received a 2,000-share restricted stock award upon reelection as directors on April 28, 2004, under the terms of the 1997 Stock Incentive Plan. Mr. van der Kaay received a 2,000-share restricted stock award upon his election as a director by the Board on April 28, 2004. The Corporation has established stock ownership guidelines for all directors.

        In April 2001 the Corporation implemented a Deposit Share Program for its nonemployee directors. The program is intended to increase share ownership by directors who must make additional investments in the Corporation's Common Stock to participate in the program. Under this program, each director receives one share of restricted stock for every share acquired by the director. Restricted stock is granted pursuant to the shareholder approved Ball Corporation 1997 Stock Incentive Plan or its successor. Under the terms of the Deposit Share Program for Directors, which was amended and restated in April 2004, future awards have share acquisition periods and restricted stock lapse provisions established at the time of the award. In April 2004 grants were made to nonemployee directors pursuant to the Amended and Restated Deposit Share Program. The grants provided a one-year period beginning in April 2004 for the acquisition of the Corporation's Common Stock up to a maximum of 2,000 shares per director. As with the initial program, each director receives one share of restricted stock for every share acquired by the director. Restrictions will lapse upon the termination of the director's service as a director, for whatever reason other than voluntary resignation during a term in which case the restrictions will not lapse and the director will forfeit the shares. On January 28, 2004, Mr. van der Kaay was granted the opportunity to participate in the program up to a maximum of 6,000 shares that must be acquired during a two-year period beginning on the grant date. On January 26, 2005, Mr. Smart was granted the opportunity to participate in the program up to a maximum of 6,000 shares that must be acquired during a two-year period beginning on the grant date.

REPORT OF THE HUMAN RESOURCES COMMITTEE ON EXECUTIVE COMPENSATION

Overall Policy

        The Human Resources Committee (the "Committee") of the Board oversees the administration of executive compensation programs and determines the compensation of the executive officers of Ball Corporation. The Committee is composed solely of independent, nonemployee directors and employs a compensation-consulting firm to advise and provide input in the course of its deliberations.

        Target total compensation of executive officers of the Corporation, including the Chief Executive Officer, is determined after reviewing the executive's performance viewed in conjunction with the executive's responsibility and experience when compared to the pay of similarly situated executives at other manufacturing firms of similar size. The external comparison is based upon the results of annual reports prepared by the corporate compensation department and the compensation consulting firm selected by the Committee. These reports gather information from compensation surveys that report on executive level positions at other manufacturing firms of similar size.

Annual Compensation

        The Committee establishes target total annual compensation, defined as the sum of base salary and incentive compensation at target, for each of the Corporation's executive officers based on the individual's responsibility, experience and performance when compared to the 50th percentile of what comparable companies are paying. The target total annual compensation level for each executive, other than the Chief Executive Officer, is determined based on the recommendation of the Chief Executive Officer, together with the Committee's consideration of the executive's responsibility, experience in the position, individual performance and the performance of the executive's area of responsibility. The Chief Executive Officer's target total annual compensation is similarly determined by the Committee considering the Committee's assessment of the Chief Executive Officer's individual performance and the financial and operating performance of the Corporation, and considering this evaluation in relation to the market's 50th percentile. When establishing Mr. Hoover's target annual compensation for 2005, utilizing the evaluation process described above, the Committee determined that it desired to increase Mr. Hoover's target annual compensation to more closely approximate the market's 50th percentile.

        Compensation survey data is analyzed to determine competitive levels of target total annual compensation. The compensation surveys used include some, but not all, of the companies included in the performance graph on page 22 of this proxy. After the Committee has established the appropriate target total annual compensation for an executive, base salary is determined by dividing target total annual compensation by the sum of one plus the executive's incentive compensation participation rate. When target performance, as defined in the Annual Incentive Compensation Plan (the "Annual IC Plan") discussed below, is attained, the executive will be paid a total annual compensation, which equals that established by the Committee as appropriate for target performance. Incentive compensation participation rates for executives, including the Chief Executive Officer, are set generally by organizational level. Mr. Hoover's participation rate was set at 100 percent of his base salary for 2004 and 2005. Senior executive officers, other officers and other key employees participate at different and lower rates. The Committee intends that an executive's target incentive compensation should be a significant portion of target total annual compensation. It is not intended or perceived as a "bonus" but rather as the component of total compensation which is "at risk" as an incentive, dependent upon operating performance.

        Base salary is referred to as "Salary" in the Summary Compensation Table and incentive compensation actually earned by an executive officer is reported under the heading "Bonus." Actual incentive compensation earned is driven by the economic value added targets approved by the Committee at the beginning of the year. The Annual IC Plan targets are calculated taking into account historical performance, the Corporation's cost of capital and the capital investment of each business unit. The resulting targets encourage continuous improvement in economic value added. The Annual IC Plan applies to the Named Executive Officers, among others.

        The Annual IC Plan awards incentive compensation to executives based upon actual performance of the Corporation or, in certain cases, the actual performance of the profit center for which the executive is responsible in achieving improvements in economic value added relative to the established targets. Improvement in economic value added occurs when the ratio of net operating profit after tax to capital employed in the business increases over time. It establishes a direct link between incentive compensation and return earned on capital relative to a specified target return. Economic value added was selected as the measure for the Corporation's Annual IC Plan because it has been demonstrated that it correlates management's incentive with shareholder total return.

        If actual performance for the year is higher than the target performance level, then the actual incentive compensation for such year will be higher than target. Whenever actual performance falls below the target performance level, the executive will receive incentive compensation which is less than target. If performance falls below the minimum acceptable level established in the Annual IC Plan, then no annual incentive compensation will be earned. For the year ended December 31, 2003, actual incentive compensation for the Named Executive Officers was above target reflecting above-target performance for the Corporation as a whole, for North American packaging operations and for Ball Packaging Europe. Incentive compensation levels for 2004 reflect above-target performance for the Corporation as a whole, for North American packaging operations and for Ball Packaging Europe. Incentive compensation for Messrs. Hoover, Seabrook and Westerlund was based entirely on the performance of the Corporation as a whole, while Mr. Friedery's incentive compensation was based primarily on the performance of North American packaging operations and partially on the performance of the Corporation as a whole and Mr. Fiedler's incentive compensation was based primarily on the performance of Ball Packaging Europe and partially on the performance of the Corporation as a whole.

        Certain key employees, including the Named Executive Officers, except Mr. Fiedler, may elect to defer the payment of a portion or all of their incentive compensation into the 2000 Deferred Compensation Company Stock Plan and/or the 2001 Deferred Compensation Plan. These plans succeeded prior deferred compensation plans for incentive compensation earned in 2001 or after. In addition, amounts deferred into prior deferred compensation plans may be transferred to these plans or remain in the prior plans. Amounts deferred or transferred into the 2000 Deferred Compensation Company Stock Plan receive a 20 percent company match with a maximum match of $20,000 per year. Amounts deferred, transferred or credited to this Plan will be represented in the participant's account as stock units, with each unit having the value equivalent to one share of Ball Corporation Common Stock. All distributions of accounts will be made in the form of Ball Corporation Common Stock following termination of employment. Amounts deferred or transferred to the 2001 Deferred Compensation Plan are "invested" among various investment funds available under the Plan. A participant's amounts are not actually invested in the investment funds for their account, but the return on a participant's account is determined as if the amounts were notionally invested in those funds. In October 2004, Congress enacted the American Jobs Creation Act of 2004 (the "Act"). The Act made significant changes to the rules governing deferred compensation. The Corporation is evaluating its deferred compensation plans in light of the new rules and will take the steps necessary to comply with the Act.

Long-Term Incentive Program

        The Corporation's long-term incentive program consists of plans based upon and designed to enhance the performance of Ball Corporation's Common Stock. Employee stock option and/or restricted stock grants are designed to encourage employee stock ownership and to recognize and reward employees for their levels of responsibility in building shareholder value. Grants of stock options and restricted stock to employees, including the Named Executive Officers, except Mr. Hoover, are generally made by the Committee after considering the recommendation of the Chief Executive Officer, based primarily on the level of the employee's position within the Corporation and individual performance, taking into account the number of outstanding and previously granted options and restricted stock. Stock options and restricted stock granted to the Chief Executive Officer are determined by the Committee in relation to grant levels of other executive officers within the Corporation and an assessment of his performance as well as the number of outstanding and previously granted options and restricted stock. No stock option grants were made to the Named Executive Officers in 2004. As the stock option and restricted stock grants are long term in nature, grants are determined independently of the shorter-term Annual IC Plan. The Corporation has established stock ownership guidelines for all officers, including the Named Executive Officers, as well as certain other key employees. These guidelines range from a minimum of one to five times base annual salary according to job position. All executive officers, including the Named Executive Officers, currently meet their stock ownership guidelines.

        The Long-Term Cash Incentive Plan (the "LTCIP") is limited in its participation to selected key employees, including the Named Executive Officers, who can potentially contribute materially to the success of Ball Corporation and its subsidiaries through their leadership skills, vision and dedication. The Plan provides cash and restricted stock awards on the basis of Ball Corporation's total shareholder return performance; i.e., stock price appreciation plus dividends, over three-year performance cycles that begin at the start of each calendar year, relative to the total shareholder return of companies comprising the S&P Global Industry Classification Standard ("GICS"). Named Executive Officers and other key employees whose Ball Corporation stock holdings are below established guidelines receive up to one-half of their award in Ball Corporation restricted stock. LTCIP awards are shown in the Summary Compensation Table under "LTIP Payouts." Beginning with the three-year cycle ending December 31, 2005, awards will be based one-half on Ball Corporation's total shareholder return performance described above and one-half on Ball Corporation's return on average invested capital ("ROAIC") over the three-year performance cycle measured against established ROAIC targets.

        In March 2001 the Corporation implemented a Deposit Share Program for certain of its key employees, including the Named Executive Officers. The program is intended to increase share ownership by key employees who must make additional investments in the Corporation's Common Stock to participate in the program. Under this program, a participant receives one share of restricted stock for every share acquired by the participant. Restricted stock is granted pursuant to the shareholder approved Ball Corporation 1997 Stock Incentive Plan or its successor. Restrictions lapse on the restricted stock after four years (or partially lapse earlier if share ownership guidelines are met) provided the acquired shares are retained until the restrictions lapse. Under the terms of the Deposit Share Program, which was amended and restated in April 2004, future awards have share acquisition periods and restricted stock lapse provisions established by the Committee at the time of the awards. In April 2004 grants were made to the Named Executive Officers pursuant to the Amended and Restated Deposit Share Program. The grants provided for a one-year period beginning in April 2004 for the acquisition of the Corporation's Common Stock up to preestablished maximums for each participant established by the Committee. The values of matching restricted stock received pursuant to the April 2004 grant are shown in the Summary Compensation Table under "Restricted Stock Awards."

        In conjunction with the acquisition of Schmalbach-Lubeca AG in December 2002, the Corporation implemented a three-year Acquisition-Related, Special Incentive Plan designed to motivate key employees, including the Named Executive Officers, to rapidly and successfully integrate the acquisition into the Corporation. Payouts under this Plan are based on cumulative earnings before interest and taxes and cumulative economic value added (or in some cases cumulative cash flow) over a 36-month period with awards made at 12 months, 24 months and 36 months. All payouts are made in cash. Acquisition-Related, Special Incentive Plan awards are included in the Summary Compensation Table under "LTIP Payouts."

        Section 162(m) of the Internal Revenue Code of 1986, as amended, generally provides that publicly held corporations may not deduct in any one taxable year certain compensation in excess of $1 million paid to the Chief Executive Officer and the next four most highly compensated executive officers. One of the primary responsibilities of the Committee is to provide a compensation program that will attract, retain and reward executive talent necessary to maximize shareholder return. Nevertheless, to the extent that any cash compensation for any Named Executive Officer, otherwise deductible for a particular tax year, would not be deductible in that year because of the limitations of Section 162(m), the Committee has mandated that such compensation will be deferred until retirement; however, the Committee, at its sole discretion, may approve payment of nondeductible compensation from time to time if it determines circumstances warrant it. The Committee intends to continue to review and monitor its policy with respect to the deductibility of compensation.

        The following directors and members of the Human Resources Committee have furnished the foregoing report:

    Howard M. Dean, Chair
    John F. Lehman
    Theodore M. Solso
    Stuart A. Taylor II
    Erik H. van der Kaay

Compensation Committee Interlocks and Insider Participation

        Mr. Hoover, Chairman of the Board and Chief Executive Officer, and Member of the Finance Committee of the Corporation, also serves on the Board of Directors of Energizer Holdings, Inc. Mr. Stiritz, Chairman of the Management Strategy and Finance Committee and Chairman of the Board of Energizer Holdings, Inc. also served as a member of the Human Resources Committee of the Corporation until November 3, 2004. Mr. Stiritz has reached the retirement age for directors and, therefore, will not stand for reelection at the 2005 Annual Meeting.

Shareholder Return Performance Presentation

        The line graph below compares the annual percentage change in Ball Corporation's cumulative total shareholder return on its Common Stock with the cumulative total return of the S&P Composite 500 Stock Index and The Dow Jones Containers & Packaging Index for the five-year period ending December 31, 2004.

Comparison of Five-Year Cumulative Total Return Among Ball Corporation Common,
The S&P Composite 500 Stock Index and The Dow Jones Containers & Packaging Index

Notes:	Assumes $100 invested on December 31, 1999. Total return assumes reinvestment of dividends. The Dow Jones Containers & Packaging Index total return weighted by market capitalization.

        The Dow Jones Containers & Packaging Index reflects the stock market performance of certain packaging businesses, the Corporation's principal industry group, and provides an appropriate indicator of cumulative total shareholder returns for those businesses. Companies included in The Dow Jones Containers & Packaging Index, in addition to Ball Corporation, are: AptarGroup, Inc.; Bemis Company, Inc.; Chesapeake Corporation; Crown Holdings, Inc.; Owens-Illinois, Inc.; Packaging Corporation of America; Pactiv Corporation; Sealed Air Corporation; Smurfit-Stone Container Corporation; Sonoco Products Company; and Temple-Inland Inc.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Corporation's Board consists of nonemployee directors who are independent under the NYSE Listing Standards and SEC rules.

        Management is responsible for the Corporation's system of internal accounting controls over financial reporting, disclosure controls and procedures, and compliance with laws and regulations and applicable ethical business standards. The independent auditor is responsible for performing an audit of the Corporation's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board ("PCAOB") and issuing a report thereon as well as issuing an attestation report on the audit of management's assessment of the effectiveness of the Corporation's internal control over financial reporting.

        The Committee's responsibility is to monitor and oversee the internal controls over financial reporting, disclosure controls and procedures and to engage and evaluate the independent auditor. Management has represented to the Committee that the financial statements for the Corporation for the year ended December 31, 2004, were prepared in accordance with generally accepted accounting principles of the United States, and the Committee has reviewed and discussed those financial statements with management and the independent auditor. The Committee has also discussed with the independent auditor the matters required to be discussed by Statement of Auditing Standards, as amended, the PCAOB Auditing Standards and the NYSE Listing Standards.

        The Corporation's independent auditor provided to the Committee the written disclosures and letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees ("ISBS No. 1"). The Committee has discussed with the independent auditor that firm's independence and that firm's internal quality control procedures, peer reviews and the investigations or inquiries by governmental or professional authorities disclosed by the independent auditor.

        Based upon the Committee's review and discussion with management and the independent auditor, the representations of management and the disclosures and letter of the independent auditor (as required by ISBS No. 1) to the Committee, the Committee recommended to the Board that the audited consolidated financial statements in the Corporation's Annual Report on Form 10-K, including management's and the independent auditor's attestation of the Corporation's internal control over financial reporting for the year ended December 31, 2004, be filed with the SEC.

        The foregoing report has been furnished by the following directors and members of the Audit Committee:

    Jan Nicholson, Chair
    Howard M. Dean
    Theodore M. Solso
    Erik H. van der Kaay

VOTING ITEM 2—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR

        As disclosed in this Proxy Statement, during 2004 PricewaterhouseCoopers LLP rendered audit and non-audit services to the Corporation.

        The Board of Directors recommends that shareholders vote "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as the Corporation's independent auditor for 2005.

VOTING ITEM 3—PROPOSAL TO APPROVE THE 2005 STOCK AND CASH INCENTIVE PLAN

        On January 26, 2005, the Board approved the 2005 Stock and Cash Incentive Plan (the "Plan") for submission to shareholders. Under the Plan 8,000,000 shares of common stock will be reserved for issuance (approximately 7 percent of the outstanding common shares as of December 31, 2004). The Plan will not become effective until it is approved by the Corporation's shareholders. In accordance with applicable NYSE Listing Standards, the Board is asking the Corporation's shareholders to approve the Plan so that the Corporation may use the shares authorized in the Plan, as well as cash, to assist the Corporation in achieving its goals of increasing profitability and shareholder value, while receiving a federal income tax deduction for certain compensation paid under the Plan pursuant to Section 162(m) of the Internal Revenue Code (the "Code") and qualifying such shares for incentive stock option tax treatment under Section 422 of the Code.

Reasons for Approval of the 2005 Stock and Cash Incentive Plan

        The Board of Directors recommends approval of the Plan in the form attached as Exhibit A to this Proxy Statement. Capitalized terms used below are defined in the attached Plan.

        The Board believes that the Corporation and its shareholders have benefited substantially over the years from the use of stock options, restricted stock and other incentives as an effective means to secure, motivate and retain competent key personnel. Such equity incentives, beginning with the first plan in 1958 and continuing with several successor plans, have been significant factors in the success and growth of the Corporation. The 1997 Stock Incentive Plan reserved an aggregate of 3,000,000 shares of Common Stock (12,000,000 shares post stock splits) for issuance to key employees and nonemployee directors and 1,571,978 shares remain available for equity grants as of March 1, 2005. However, upon shareholder approval of the Plan, the remaining shares available under the 1997 Stock Incentive Plan will be canceled.

        Believing that a new plan is both necessary and appropriate for the Corporation to continue offering meaningful incentives to key employees and directors of the Corporation and its subsidiaries, the Board approved the Plan on January 26, 2005, subject to approval by the shareholders.

        The Plan reserves for issuance a total of 8,000,000 shares of Common Stock for grants of Options, Stock Awards (i.e., Shares, Stock Units and Restricted Stock) and Stock Appreciation Rights ("SARs") to eligible Awardees. Shares subject to Awards that are canceled, expire or are forfeited will be available for re-grant under the Plan.) The Corporation may reacquire shares (including shares purchased on the open market or authorized but unissued shares). Of the 8,000,000 authorized shares, no more than 5,000,000 shares may be granted for Stock Awards and SARs and the aggregate number of shares that may be subject to all Incentive Stock Options granted under the Plan is no more than 1,500,000. Further, no more than 500,000 shares may be granted to any Awardee in any calendar year, except that in connection with his or her initial service, an Awardee may also be granted up to an additional 500,000 shares. The shares are subject to adjustment resulting from certain changes in capitalization or corporate structure, including stock splits, reverse stock splits, stock dividends, other changes in capitalization, mergers, combinations, dissolution, recapitalizations or reclassification of the Common Stock.

        The Plan will be administered by the Board of Directors or a Committee consisting of two or more nonemployee independent directors or its delegates (collectively the "Administrator"). The Board will administer the Plan as to grants and awards to nonemployee independent directors. The principal features of the Plan are summarized below under "2005 Stock and Cash Incentive Plan"; however, this summary should be read subject to the full text of the Plan attached as Exhibit A and incorporated herein by reference.

Existing Incentive Plans

        The Board has identified several ways in which to compensate officers, key employees, other employees and directors of the Corporation that are consistent with increasing shareholder value. In addition to the employee's base pay, the Corporation has utilized an economic value added annual incentive compensation plan since 1992. This plan provides an opportunity for employees to earn between zero and two times their target incentive compensation based on the Corporation's (or relevant operating unit's) performance against economic value added targets. Amounts earned in excess of two times their target incentive compensation are banked and paid out over time.

        In addition, long-term incentive compensation, special acquisition-related incentive, stock option, restricted stock and deposit share plans have all been utilized from time to time to align the interests of participants with the interests of shareholders of the Corporation. These plans are described in detail above in the "Report of the Human Resources Committee on Executive Compensation." The Corporation's financial performance and shareholder return has been significantly above relevant market and peer group averages for the past several years. The use of a variety of equity based and other incentives was important to creating such close alignment with shareholder interests and facilitating the Corporation's successful performance.

        The Corporation last sought and obtained shareholder approval of an equity based incentive plan in 1997. The Board is seeking approval of the 2005 Stock and Cash Incentive Plan so that the Corporation is able to continue to provide appropriate incentives to motivate and retain officers, directors and employees and continue to align their interests with the interests of the shareholders. The average number of stock awards granted under the Corporation's equity plans during the last three years has been approximately one percent of the average common shares outstanding at the end of the last three years.

2005 Stock and Cash Incentive Plan

Awards and Eligibility

        The Plan provides for Awards which are defined to include Cash Awards, Options or opportunities to participate in SARs and Stock Awards (i.e., Shares, Stock Units and Restricted Stock). Under the Plan, Stock Options to purchase the Corporation's Common Stock may be granted to directors (except no Incentive Stock Options may be granted to nonemployee directors) and key executive, administrative, professional and technical employees, including corporate officers of the Corporation or any of its subsidiaries. The directors and the number of key employees who will be selected to participate in the Plan are not identifiable at this time. The benefits or amounts payable under the Plan are discretionary and are not determinable.

Stock Awards

        Stock Awards may consist of the issuance of Shares, Stock Units and Restricted Stock. The grant, issuance, retention and/or vesting of each Stock Award may be subject to such performance criteria and level of achievement versus these criteria as the Administrator shall determine, which criteria may be based on financial performance, personal performance evaluations and/or completion of service by the Awardee. Notwithstanding anything to the contrary in the Plan, the performance criteria for any Stock Award that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code shall be established by the Committee based on one or more of the Qualifying Performance Criteria that satisfy the requirements of Section 162(m) of the Code, which will be determined by the Committee and specified in writing generally not later than 90 days after the commencement of the period of service to which the performance goals relate, provided that the outcome is substantially uncertain at that time.

        Unless otherwise designated by the Administrator during the period of restriction, a holder of Restricted Shares will have all other rights of a shareholder, including the right to vote the shares and receive the dividends paid thereon. The Corporation will retain the stock certificates until the lapse of any applicable restrictions. The Administrator, at its sole discretion, will establish a Participant's rights to receive Restricted Stock in the event the Participant's employment or a director's service is terminated prior to vesting, such rights to be reflected in the Participant's Award Agreement. Generally, nonperformance based Stock Awards will lapse or vest in full not less than three years from the grant date, and performance based Stock Awards will lapse or vest in full not less than one year from the grant date; however, Stock Awards which do not meet these lapse or vesting guidelines shall be limited to five percent of authorized shares under the Plan.

        At the discretion of the Board or Committee, Participants may be entitled to dividends declared with respect to shares earned in connection with the grant of Stock Units. The Administrator may establish the terms and conditions of any payout of Stock Units or shares (if any) upon the termination of the Participant's employment or service on the Board. The Administrator may modify or amend each Award, including, but not limited to, the allocation of vesting and/or exercisability, but such allocation shall be limited to circumstances that are nonrecurring or extraordinary.

Stock Options

        Each Stock Option will have a term no longer than ten years from the date of grant, and will be exercisable as decided by the Administrator in accordance with law. Generally, nonperformance based Stock Options will vest in full not less than three years from the grant date, and performance based Stock Options will vest in full not less than one year from the grant date; however, Stock Options which do not meet these vesting guidelines shall be restricted to five percent of authorized shares under the Plan. Incentive Stock Options may be exercised upon termination of employment or the termination of a director's service, as the Administrator shall determine in accordance with applicable law. No Incentive Stock Option may be granted under the Plan after the tenth anniversary of the adoption date of the Plan.

        The exercise price for both Incentive Stock Options and Nonqualified Stock Options shall not be less than 100 percent of the fair market value of the Corporation's Common Stock on the date of grant, defined to be the closing price of the Corporation's Common Stock as published in the Wall Street Journal report of the New York Stock Exchange-Composite Transactions. The exercise price may be paid in cash and/or check or wire transfer or, with the consent of the Administrator, in Common Stock which the Awardee owns or in such other form as permitted by the Administrator. The exercise price under each Stock Option will not change during the life of the option (subject to adjustment as provided in the Plan to reflect certain corporate transactions), regardless of changes in the market value of the Common Stock. The Administrator will not amend or replace, without shareholder approval, previously granted Stock Options in any transaction that constitutes a "repricing" as such term is used under the rules of the NYSE. As of March 1, 2005, the fair market value, as defined, of the Corporation's Common Stock was $43.77 per share.

Stock Appreciation Rights

        Each SAR entitles the holder to receive, upon exercise, the difference between the fair market value of a share of Common Stock on the date of exercise over the exercise price of each SAR, multiplied by the number of shares with respect to which the SAR is exercised. SARs may be granted in tandem with a Stock Option.

        A SAR may be awarded based upon the attainment of certain performance criteria. The exercise price per share of any SAR will not be less than 100 percent of the fair market value of a share of Common Stock on the date the SAR is granted. The term of each SAR will be determined by the Administrator. SARs will be paid in cash, in shares or in a combination thereof, as the Administrator may determine at the time of such grant. The Administrator will not amend or replace without shareholder approval, previously granted SARs in any transaction that constitutes a "repricing" as such term is used under the rules of the NYSE. Each SAR shall have a term no longer than ten years from the date of grant. At the discretion of the Administrator, payment of such incentive awards may be in the form of cash or shares of Common Stock.

Cash Awards

        Subject to the terms of the Plan, Cash Awards may be granted to eligible employees or nonemployee Directors at any time as determined by the Administrator, as appropriate. The Administrator may establish the amount of other incentive awards granted, the applicable related performance period and performance goals and other terms and conditions applicable to such grant. For an Award that is intended to satisfy the requirements of Section 162(m), the Committee will establish the percentage of target Cash Award and the performance criteria based on one or more Qualifying Performance Criteria that satisfy the requirements of Section 162(m) of the Code for such Award.

        The maximum amount payable as a Cash Award that is settled for cash may be a multiple of the target amount payable, but the maximum amount payable pursuant to that portion of the Cash Award granted under the Plan for any fiscal year to any Awardee that is intended to satisfy the requirements for "Performance-Based Compensation" under Section 162(m) of the Code shall not exceed $10,000,000.

Awards Nontransferable

        Unless determined otherwise by the Administrator, an Award may not be assigned, transferred, pledged or otherwise encumbered by an Awardee, other than by will or the laws of descent and distribution.

Section 162(m) of the Internal Revenue Code

        Section 162(m) of the Code permits the Corporation to deduct from income compensation over $1,000,000 to the extent such amounts qualify as "Performance-Based Compensation" under Section 162(m) of the Code and the Corporation intends to grant Awards under the Plan that so qualify. The Performance Criteria are the following: (i) cash flow; (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average shareholders' equity; (vii) total shareholder return or growth in total shareholder return either directly or in relation to a comparative group; (viii) return on capital; (ix) return on assets or net assets; (x) invested capital, required rate of return on capital or return on invested capital; (xi) revenue; (xii) income or net income; (xiii) operating income, net operating income or net operating income after tax; (xiv) operating profit or net operating profit; (xv) operating margin; (xvi) return on operating revenue; (xvii) market share; (xviii) contract awards or backlog; (xix) overhead or other expense reduction; (xx) growth in shareholder value relative to the growth of the S&P 500 or S&P 500 Index, S&P Global Industry Classification Standards ("GICS") or GICS Index, or another peer group or peer group index; (xxi) credit rating; (xxii) strategic plan development and implementation; (xxiii) improvement in workforce diversity; (xxiv) economic value added (including typical adjustments consistently applied from generally accepted accounting principles required to determine economic value added performance measures); (xxv) customer satisfaction; (xxvi) merger and acquisitions, and (xxvii) other similar criteria consistent with the foregoing. The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occur during a performance period: (A) asset impairments or write-downs; (B) litigation judgments or claim settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; (E) any extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Corporation's annual report to shareholders for the applicable year; and (F) any other adjustment consistent with the operation of the Plan. Notwithstanding the foregoing, Awards intended to comply with Section 162(m) of the Code shall be based exclusively on those criteria and other terms and conditions that so comply. The Plan also permits Awards to be granted that are not intended to satisfy the requirements of Section 162(m) of the Code.

Deferral

        In order to encourage directors, officers and key employees to invest in and retain ownership of the Corporation's shares, employees may be permitted to defer all or some of their Awards under this Plan, as well as shares and matches of shares, in accordance with the Code and any Treasury Department or Internal Revenue Service Regulations or Guidance. Deferrals may be for such periods and upon such terms as the Administrator may determine in its sole discretion and in accordance with Section 409A of the Code and any Treasury Department or Internal Revenue Service Regulations or Guidance.

        The first year an Awardee becomes eligible to defer compensation, such election may be made with respect to services to be performed subsequent to the election within 30 days after the date the Awardee becomes so eligible, or such other period as may be provided by the Code or any Treasury Department or Internal Revenue Service Regulations or Guidance.

        No acceleration of the time or the schedule of any payments shall be permitted for amounts deferred, except as provided under Section 409A of the Code and any Treasury Department or Internal Revenue Service Regulations or Guidance.

        The payment of deferred compensation will generally occur upon a separation from service; death; disability; pursuant to a fixed time schedule at the date of the deferral of such compensation; upon a change of ownership or control of the Corporation or a change in the ownership of substantial portion of assets of the Corporation; or the occurrence of an unforeseeable emergency. All payments will comply with the provisions of Section 409A of the Code and any Treasury Department or Internal Revenue Service Regulations or Guidance.

Change in Control

        In order to protect the Participants' rights in the event of a change in control of the Corporation (as defined in the Plan), the Plan provides for the immediate vesting of all outstanding Options and SARs granted under the Plan that are outstanding at the time of the Change in Control, and such Stock Awards, Options and SARs shall become immediately exercisable in full, or restrictions will be removed, without regard to the number of years that have elapsed from the date of grant or when the performance criteria have been achieved.

        With respect to Awards under the Plan that are deferred, the definition of Change in Control shall have the meaning set forth in Section 409A of the Code, and any Treasury Department or Internal Revenue Service Regulations or Guidance.

Term of the Plan

        If approved by the shareholders, the Plan will be effective on January 26, 2005, and will continue in effect for a term of ten years from the later of the date of the Plan or any amendment to add shares to the Plan which is approved by the shareholders of the Corporation. Incentive Stock Options will have a term of ten years from January 26, 2005, until January 26, 2015, after which time no Incentive Stock Option will be granted unless otherwise authorized by the shareholders. The foregoing is subject to the right of the Board or Committee to terminate or cancel the Plan.

Administration of the Plan

        The Plan will be administered by the Administrator. With respect to officers and directors of the Corporation, the Plan will be administered by the Board or a Committee consisting of no fewer than two nonemployee independent directors. The Administrator will decide to whom and when to make grants, the number of shares to be covered by the grants and any special terms or provisions relating to Awards. The Administrator may at any time adopt such resolutions, rules and regulations for the Plan and interpret the Plan as it deems advisable. No shares shall be issued or transferred pursuant to a Stock Award unless all legal requirements applicable to the issuance of shares have, in the opinion of the General Counsel, been ratified.

Amendment and Termination

        The Board or Committee may amend or terminate the Plan and change its terms and conditions, as they deem appropriate. The Plan may be amended by the Board or Committee, without shareholder approval, at any time and in any respect, unless shareholder approval of the amendment in question is required under applicable law, rules or regulations, including without limitation, Indiana law, the Code (including, without limitation, Code Section 162(m)(4) and Code Section 422, including applicable regulations), any applicable exemption from Section 16 of the Exchange Act (including, without limitation, SEC Rule 16b-3) for which the Corporation intends transactions by or with respect to Section 16 Persons to qualify, the NYSE or any material securities exchange or system on which shares of Stock are then listed or reported, any regulatory body having jurisdiction with respect to the Plan, or under any other applicable laws, rules or regulations. The Plan may also be terminated at any time by the Board or Committee. No amendment or termination of the Plan shall adversely affect any Award granted prior to the date of such amendment or termination without the written consent of the Awardee.

U.S. Federal Tax Consequences

        The following summary constitutes a brief overview of the principal federal income tax consequences relating to the above-described Awards based upon current federal income tax laws. This summary is not intended to be exhaustive and does not discuss the tax consequences arising in the context of the employee's death or the tax consequences of any municipal, state, local or foreign taxes. The recently enacted American Jobs Creation Act of 2004 has added legislation concerning deferred compensation, which may require amendments to the Plan to comply with this legislation. Further, it is unclear how this legislation and future guidance will change the tax consequences described above. In this regard, it is the Corporation's intent that the Plan and Awards granted thereunder avoid adverse tax consequence by reason of the application of this legislation.

        An Awardee will not realize income upon the granting of a Stock Option under the Plan, nor would the Corporation be entitled to a deduction at such time.

        Generally, there will be no realization of income by the Awardee upon the exercise of an Incentive Stock Option (generally if exercised no later than three months after any termination of employment). If the Awardee sells shares acquired upon exercise of an Incentive Stock Option of Common Stock after the later of one year from the exercise date or two years from the date of grant, any gain or loss on the sale generally will be treated as a long-term capital gain or loss, and the Corporation will not be entitled to any deduction on account of the issuance of Common Stock or the grant of the Incentive Stock Option. The tax consequences of any untimely exercise or disposition of shares with respect to an Incentive Stock Option will be determined in accordance with the rules applicable to Nonqualified Stock Options. The amount by which the fair market value of the stock on the exercise date of an Incentive Stock Option exceeds the option price, however, will be an item of tax adjustment for purposes of the "alternative minimum tax" imposed by Section 55 of the Internal Revenue Code, as amended.

        Upon the exercise of a Nonqualified Stock Option, the Awardee will realize compensation income in the amount of the excess of the fair market value of the Corporation's Common Stock on the day of exercise over the stock option exercise price. The tax basis of any shares acquired upon exercise of a Nonqualified Stock Option Shares of Common Stock received will be the fair market value of such shares on the date the stock option is exercised.

        With respect to Restricted Stock or Stock Units, an Awardee will generally not realize income at the date of the award, nor would the Corporation be entitled to a deduction at that time. The Awardee generally will realize compensation income in an amount equal to the fair market value of the awarded shares at the time the restrictions lapse on such shares, and the Corporation will be entitled to a corresponding tax deduction. Dividends paid to participants prior to the lapse of restrictions generally will be taxed as compensation income to the Awardee and deductible as such by the Corporation.

        When a SAR is exercised (the difference between the value of the SAR or the grant over the value at the date of exercise), the Awardee would realize compensation income equal to the then fair market value of such cash or Common Stock received upon such exercise or lapse of such restrictions (less any consideration paid by the grantee for such award). The Corporation would be entitled to a deduction for federal income tax purposes in the amount and in the year that the optionee realizes the compensation income. The tax basis of any shares of any Common Stock received will be the fair market value of such shares on the date the SAR is exercised.

        The Plan and Awards granted thereunder are designed and intended, to the extent applicable, to comply with the requirements of Section 409A of the Code, as amended, and any Treasury Department or Internal Revenue Service Regulations or Guidance.

        Awardees who are residents of foreign countries may be subject to the tax laws of those countries.

Shareholder Approval

        The Plan will be approved if the votes cast in favor of the Plan exceed the votes cast opposing approval of the Plan. Abstentions and broker nonvotes are considered neither a vote "for" nor "against."

        The Board of Directors recommends that shareholders vote "FOR" the proposal to approve the 2005 Stock and Cash Incentive Plan.

VOTING ITEM 4—PROPOSAL TO AMEND THE AMENDED ARTICLES OF INCORPORATION TO
INCREASE AUTHORIZED SHARES OF THE CORPORATION'S COMMON STOCK

        On January 26, 2005, the Corporation's Board of Directors recommended that the shareholders approve an amendment of the Amended Articles of Incorporation (the "Amended Articles") of Ball Corporation to increase the authorized number of shares of the Corporation's Common Stock, without par value, from 240,000,000 to 550,000,000. If the proposed amendment is adopted, the total number of shares of all classes of stock which the Corporation is authorized to issue would be 565,000,000.

Reasons for Approval of the Proposed Increase in Authorized Common Shares

        On August 23, 2004, the Corporation effected a two-for-one stock split, the second such split in just over two years, which increased the number of issued shares to 155,453,918 (including treasury shares). As of March 1, 2005, 157,555,909 shares of Common Stock were issued (of which 109,945,811 were outstanding and 47,610,098 were held as treasury shares of the Corporation) leaving a balance of only 82,444,091 authorized but unissued shares of Common Stock available for issuance without further action by the shareholders. Fifteen million shares of Preferred Stock have been authorized but are unissued.

        The Board of Directors believes that it is in the Corporation's best interests to have additional authorized shares of Common Stock available for possible stock splits, stock dividends, future financings, acquisitions and other general corporate purposes. The Board considers it desirable to increase the authorized number of shares of Common Stock to provide the Corporation greater flexibility and enable it to take advantage of favorable opportunities in which an issuance of Common Stock might be appropriate without the expense and delay of a special shareholders' meeting. At the date of this Proxy Statement, the Corporation has no agreements, commitments or plans with respect to the sale or issuance of the additional shares of Common Stock which would be authorized by the proposed amendment.

        The additional shares of Common Stock authorized under the proposed amendment would be part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently outstanding. The shareholders have no preemptive rights to subscribe for or purchase any additional shares of Common Stock nor to purchase any shares of Common Stock held by the Corporation as treasury stock. No shareholder of Common Stock has any right of cumulative voting.

        Although the Corporation has no present intention of taking the following actions, shares of authorized but unissued Common Stock could be used by the Board to discourage or make more difficult a change in control of the Corporation. For example, the issuance of new voting shares could be used to dilute the stock ownership of a person seeking control of the Corporation. The Corporation is not currently aware of any specific efforts to obtain control of the Corporation.

        If this amendment is approved, no further action or authorization by the Corporation's shareholders would be necessary prior to issuance of additional shares of Common Stock, except as may be required for a particular transaction or issuance by applicable law or by the rules of any stock exchange on which the Corporation's securities may then be listed.

        The proposed amendment to the Amended Articles will be adopted if the votes cast favoring the amendment exceed the votes cast opposing the amendment. Abstentions and broker nonvotes are considered neither a vote "for" nor "against."

        The Board of Directors recommends that shareholders vote "FOR" the proposal to amend the Amended Articles of Incorporation.

VOTING ITEM 5—SHAREHOLDER PROPOSAL TO DECLASSIFY THE BOARD OF DIRECTORS

        Information regarding a shareholder proposal is set forth below. Ball Corporation disclaims any responsibility for the content of this precatory proposal and statement of support, which is presented as received from the shareholder.

        In 1985 the shareholders of the Corporation amended the Articles of Incorporation to establish the classified board and require that at least three-fourths (75 percent) of the outstanding shares entitled to vote shall be required to alter or amend the classified board. Only votes cast for or against the proposal will be counted, except that the accompanying proxy will be voted against the proposal in the absence of instructions to the contrary. Abstentions and broker nonvotes will not change the number of votes cast for or against the proposal.

        The Service Employees International Union Master Trust of the Service Employees International Union, AFL-CIO, CLC, 1313 L Street, N.W., Washington, D.C. 20005, the beneficial owner of 2,000 shares of common stock, has given notice that it intends to present for action the following proposal at the Annual Meeting.

        The Board of Directors recommends that shareholders vote "AGAINST" the shareholder proposal.

SHAREHOLDER PROPOSAL

RESOLVED: That the shareholders of Ball Corporation ("Ball Corp." or "the Company") urge the Board of Directors to take the necessary steps to declassify the Board of Directors for the purpose of director elections. The Board declassification shall be done in a manner that does not affect the unexpired terms of directors previously elected.

SUPPORTING STATEMENT

We believe the election of directors is the most powerful way that shareholders influence the strategic direction of our company. Currently the Board of Directors of Ball Corp. is divided into three classes serving staggered three-year terms.

It is our belief that the classification of the Board of Directors is not in the best interests of Ball Corp. and its shareholders. The elimination of the staggered board would require each director to stand for election annually. This procedure would allow shareholders an opportunity to annually register their views on the performance of the board collectively and each director individually.

Concerns that the annual election of directors would leave Ball Corp. without experienced board members in the event that all incumbents are voted out are unfounded. If the owners should choose to replace the entire board, it would be obvious that the incumbent directors' contributions were not valued.

A classified board of Directors protects the incumbency of the board of Directors and current management, which in turn limits accountability to stockholders. It is our belief Ball Corp.'s corporate governance procedures and practices, and the level of management accountability they impose, are related to the financial performance of the company. We believe sound corporate governance practices, such as the annual election of Directors, will impose the level of management accountability necessary to help insure that a good performance record continues over the long term.

Classified boards like ours have become increasingly unpopular in recent years. Last year a majority of shareholders supported proposals asking their boards to repeal classified board structures at a number of respected companies, including Boeing, Costco, Ingersoll-Rand, Goldman Sachs, and Northrop Grumman.

For a greater voice in the governance of Ball Corp. through annual Board of Directors accountability, we ask shareholder to vote YES on this proposal.

STATEMENT IN OPPOSITION TO THE SHAREHOLDER PROPOSAL

        The Board of Directors believes that a classified board, where approximately one-third of the directors are elected annually, is in the best interests of the Corporation and its shareholders. The classified board was approved at the 1985 Annual Meeting of Shareholders by 82 percent of the shares entitled to vote.

        The Board believes a classified board helps provide continuity and stability of the Corporation's leadership and policies because a majority of the directors at any one time will have prior experience as directors of the Corporation and in-depth knowledge of the Corporation. This system permits directors to represent more effectively the long-term interests of all shareholders in a variety of circumstances, including responding to circumstances created by demands or actions by a minority shareholder or group or proponents of a takeover or restructuring or other extraordinary corporate action. The Board believes that the continuity and quality of leadership that results from a classified board helps directors focus on creating long-term value for shareholders. The proponent has not provided any evidence, other than its own opinion, to demonstrate that declassifying the Board would benefit the Corporation or its shareholders.

        The Board in its present form is accountable to the shareholders and committed to sound corporate governance practices. A majority of the Board is comprised of independent directors and all directors owe fiduciary duties to the Corporation and its shareholders regardless of the length of the term for which they are elected. In addition, the Board has implemented measures to further foster accountability, including the adoption of Corporate Governance Guidelines (that focus on the independence and quality of members of the Board and its effective functioning) and regular annual self-evaluations of the Board and its four committees.

        The Board and our management have demonstrated accountability to the shareholders through the financial performance of the Corporation. During the period January 1, 2000, through December 31, 2004:

  •
  Total shareholder return was 472 percent, significantly higher than the S&P 500 and our peer group (see the performance graph on page 22 of this Proxy Statement).

  •
  The Corporation's market capitalization increased from $1.17 billion to $4.95 billion, or by 322 percent.

  •
  The Board increased the dividend payable to shareholders on three separate occasions.

  •
  The Corporation has split its Common Stock (on a two-for-one basis) twice.

        The Board believes that the continuity and stability provided by having a classified Board enhances the Corporation's ability to implement its long-term strategies and sustain its long-term financial health and performance.

        For the reasons set forth above, the Board of Directors recommends that shareholders vote "AGAINST" this shareholder proposal.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        As a result of an administrative error, the Form 4 report regarding a Restricted Stock Award for 172 shares to Mr. Howard M. Dean on February 17, 2004, was not timely reported. The Award was reported on a Form 4 filed on April 29, 2004. To the best of the Corporation's knowledge, all of the other filings for its executive officers and directors were made on a timely basis in 2004.

SOLICITATION AND OTHER MATTERS

        The Corporation will pay the cost of soliciting proxies. Georgeson Shareholder has been retained to assist in the solicitation of proxies for a fee of $7,000. In addition to solicitations by mail, proxies also may be solicited personally, by telephone or electronic means by some directors, officers and regular employees of the Corporation, without additional compensation, as well as by employees of Georgeson Shareholder. The Corporation will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material and annual reports to the beneficial owners of Common Stock.

        As of the date of this Proxy Statement, the Board of the Corporation has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. However, the persons named in the accompanying proxy card shall have authority to vote such proxy as to any other matters that do properly come before the meeting and as to matters incidental to the conduct of the meeting, according to their discretion.

By Order of the Board of Directors
David A. Westerlund Corporate Secretary

March 21, 2005
Broomfield, Colorado

Exhibit A

Ball Corporation
2005 Stock and Cash Incentive Plan

1.     Purposes of the Plan.

        The purpose of this 2005 Stock and Cash Incentive Plan is to promote the interests of Ball Corporation (the "Corporation") and its shareholders by encouraging ownership in the Corporation and rewarding key employees and nonemployee directors of the Corporation who make substantial contributions to the successful operation of the Corporation. It is anticipated the Plan will further encourage key employees and nonemployee directors to act in the shareholders' interests, and to attain performance goals that promote the continued success and progress of the Corporation. It is also anticipated that the opportunity to provide these awards will assist the Corporation to attract, retain and motivate key employees and nonemployee directors.

2.     Definitions.

        As used herein, the following definitions shall apply:

  (a)
  "Administrator" means the Board, any Committees or such delegates as shall be administering the Plan in accordance with Section 4 of the Plan and Applicable Laws.

  (b)
  "Affiliate" means any entity that is directly or indirectly controlled by the Corporation or any entity in which the Corporation has a significant ownership interest as determined by the Administrator.

  (c)
  "Applicable Laws" means the requirements, in existence from time to time, relating to the administration of stock option, equity instruments, cash, and deferred compensation plans under U.S. federal and state laws, regulations, or administrative rules, any stock exchange or quotation system on which the Corporation has listed or submitted for quotation the Common Stock to the extent provided under the terms of the Corporation's agreement with such exchange or quotation system and, with respect to Awards subject to the laws of any foreign jurisdiction where Awards are, or shall be, granted under the Plan, the laws, regulations or administrative rules of such jurisdiction.

  (d)
  "Award" means a Cash Award, Stock Award, Option or Stock Appreciation Right granted in accordance with the terms of the Plan.

  (e)
  "Awardee" means an Employee or nonemployee director of the Corporation or any Affiliate who has been granted an Award under the Plan.

  (f)
  "Award Agreement" means a Cash Award Agreement or Notice, Stock Award Agreement or Notice, Option Agreement or Notice and/or Stock Appreciation Right Agreement or Notice, which may be in written or electronic format, in such form and with such terms as may be specified by the Administrator, evidencing the terms and conditions of an individual Award. Each Award Agreement is subject to the terms and conditions of the Plan.

  (g)
  "Bank" means the dollar amount account that maintains the balance of unpaid positive and negative Cash Awards earned in accordance with the terms and conditions of the Plan. Bank balances are a bookkeeping entry only to evidence the Corporation's obligation to pay these amounts in accordance with the Plan. No interest is charged or credited on amounts in the Bank. Participants are not vested in the Bank and such amounts are not earned until the respective distribution date, as determined by the Administrator.

  (h)
  "Board" means the Board of Directors of the Corporation.

  (i)
  "Cash Award" means an incentive opportunity awarded under Section 13 of the Plan pursuant to which a Participant may become entitled to receive an amount based on the satisfaction of such performance criteria as are specified in the agreement or other documents evidencing the Award (the "Cash Award Agreement").

  (j)
  "Change in Control" means any of the following, unless the Board or Committee provides otherwise or the change in control affects any Award under the Plan that is deferred:

  (i)
  any "Person," which shall mean a "person" as such term is used in Sections 13(D) and 14(D) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Corporation, any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, or any company owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 30 percent or more of the combined voting power of the Corporation's then outstanding securities;

  (ii)
  at any time during any period of two consecutive years, individuals, who at the beginning of such period constitute the Board, and any new director (other than a director designated by a Person who has entered into an agreement with the Corporation to effect a transaction described in clause (i), (iii) or (iv) of this Section) whose election by the Board or nomination for election by the Corporation's shareholders was approved by a vote of at least two-thirds of the directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

  (iii)
  the shareholders of the Corporation approve a merger or consolidation of the Corporation with any other company, other than (1) a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50 percent of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, or (2) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person acquires 50 percent or more of the combined voting power of the Corporation's then outstanding securities; or

  (iv)
  the shareholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets.

            In the event that a Change in Control affects any Award that is deferred on or after January 1, 2005, then "Change in Control" shall conform to the definition of Change of Control under Section 409A of the Code, as amended, and the Treasury Department or Internal Revenue Service Regulations or Guidance issued thereunder.

  (k)
  "Code" means the United States Internal Revenue Code of 1986, as amended from time to time.

  (l)
  "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan or the Human Resources Committee of the Board consisting solely of two or more members of the Board, each of whom shall be (i) a "nonemployee" director within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, (ii) an outside director within the meaning of Section 162(m) of the Code, as amended and (iii) "independent" within the meaning of the rules of the New York Stock Exchange or, if the common stock of the Corporation (the "Common Stock") is not listed on the New York Stock Exchange, within the meaning of the rules of the principal national stock exchange on which the Common Stock is then traded.

  (m)
  "Common Stock" or "Stock" means the common stock of the Corporation.

  (n)
  "Conversion Award" has the meaning set forth in Section 4(b)(xii) of the Plan.

  (o)
  "Corporation" means Ball Corporation, an Indiana corporation, or its successor.

  (p)
  "Disability" for purposes of deferred compensation has the meaning set forth in Section 409A of the Code and Section 223(d) of the Social Security Act, with respect to amounts subject to Section 409A of the Code.

  (q)
  "Director" means a member of the Board.

  (r)
  "Employee" means a regular, active employee of the Corporation or any Affiliate, including an Officer and/or employee Director. Within the limitations of Applicable Laws, the Administrator shall have the discretion to determine the effect upon an Award and upon an individual's status as an Employee in the case of (i) any individual who is classified by the Corporation or its Affiliate as leased from or otherwise employed by a third party or as intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise, (ii) any leave of absence approved by the Corporation or an Affiliate, (iii) any transfer between locations of employment with the Corporation or an Affiliate or between the Corporation and any Affiliate or between any Affiliates, (iv) any change in the Awardee's status from an employee to a consultant or Director, and (v) at the request of the Corporation or an Affiliate an employee becomes employed by any partnership, joint venture or corporation not meeting the requirements of an Affiliate in which the Corporation or an Affiliate is a party.

  (s)
  "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

  (t)
  "Fair Market Value" means, unless the Board or Committee determines otherwise, as of any date, the closing sales price as published in the Wall Street Journal report of the New York Stock Exchange-Composite Transaction, corrected for any reporting errors, or if the Stock is not traded on that day, on the first preceding day on which there was a sale of such Stock.

  (u)
  "General Counsel" means the general counsel of the Corporation.

  (v)
  "Grant Date" means the date upon which an Award is granted to an Awardee pursuant to this Plan.

  (w)
  "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

  (x)
  "Nonqualified Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

  (y)
  "Officer" means a person who is an officer of the Corporation within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

  (z)
  "Option" means a right granted under Section 8 of the Plan to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in the agreement or other documents evidencing the Award (the "Option Agreement"). Both Options intended to qualify as Incentive Stock Options and Nonqualified Stock Options may be granted under the Plan.

  (aa)
  "Participant" means the Awardee or any person (including any estate) to whom an Award has been assigned or transferred as permitted hereunder.

  (bb)
  "Plan" means this 2005 Stock and Cash Incentive Plan and any other plan or program authorized pursuant to this Plan.

  (cc)
  "Qualifying Performance Criteria" shall have the meaning set forth in Section 14(c) of the Plan.

  (dd)
  "Restricted Stock" means Shares of Common Stock, which may not be traded or sold until the date that the restrictions on transferability have lapsed.

  (ee)
  "Share" means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

  (ff)
  "Stock Appreciation Rights" or "SARs" means a right granted under Section 10 of the Plan, including but not limited to, freestanding Stock Appreciation Rights and tandem Stock Appreciation Rights granted at such times, terms and conditions as are specified in the agreement of other documents evidencing the Award (the "Stock Appreciation Right Agreement").

  (gg)
  "Stock Award" means an award or issuance of Shares, Restricted Stock or Stock Units, made under Section 12 of the Plan, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as are expressed in the agreement or other documents evidencing the Award (the "Stock Award Agreement").

  (hh)
  "Stock Unit" means a bookkeeping entry representing an amount equivalent to the fair market value of one Share, payable in cash or Shares.

  (ii)
  "Subsidiary" means any Corporation (other than the Corporation) in an unbroken chain of companies beginning with the Corporation, provided each company in the unbroken chain (other than the Corporation) owns, at the time of determination, stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

  (jj)
  "Termination of Employment" shall mean ceasing to be an Employee. However, for Incentive Stock Option purposes, Termination of Employment shall occur when the Awardee ceases to be an employee (as determined in accordance with Sections 3401(c) and 422 of the Code and the regulations promulgated thereunder, as amended) of the Corporation or one of its Subsidiaries. The Administrator shall determine whether any corporate transaction, such as a sale or spin-off of a division or business unit, or a joint venture, shall be deemed to result in a Termination of Employment.

3.     Stock Subject to the Plan.

  (a)
  Aggregate Limits. Subject to the provisions of Section 15 of the Plan, the aggregate number of Shares subject to Awards granted under the Plan is 8,000,000 Shares. Shares subject to Awards that are canceled, expire or are forfeited shall be available for re-grant under the Plan. The Shares subject to the Plan may be either

  Shares reacquired by the Corporation, including Shares purchased in the open market, or authorized but unissued Shares.

  (b)
  Previous Plan Limits. As of the date of the approval of the Plan by shareholders of the Corporation, it is understood that shares authorized, but not yet granted which remain under the Ball Corporation 1997 Stock Incentive Plan shall not be available under the Plan and no further awards shall be made under the 1997 Stock Incentive Plan.

  (c)
  Code Section 162(m) and 422 Limits. Subject to the provisions of Section 15 of the Plan, the aggregate number of Shares subject to Awards granted under this Plan during any calendar year to any one Awardee shall not exceed 500,000, except that in connection with his or her initial service, an Awardee may be granted Awards covering up to an additional 500,000 Shares. Subject to the provisions of Section 15 of the Plan, the aggregate number of Shares that may be subject to all Incentive Stock Options granted under the Plan shall not exceed 1,500,000 Shares.

  (d)
  Stock Award Limits. Subject to the provisions of Section 15 of the Plan, the aggregate number of Shares that may be granted subject to Stock Awards and Stock Appreciation Rights settled in stock made under the Plan shall not exceed 5,000,000 Shares.

  (e)
  Adjustment Limits. Notwithstanding anything to the contrary in the Plan, the limitations set forth in Sections 3(c) and 3(d) of the Plan shall be subject to adjustment under Section 15(a) of the Plan only to the extent that such adjustment shall not affect the status of any Award intended to qualify as "performance-based compensation" under Code Section 162(m) or the ability to grant or the qualification of Incentive Stock Options under the Plan.

4.     Administration of the Plan.

  (a)
  The Plan shall be administered by the Administrator. The Committee may, in its sole discretion and for any reason any time, subject to the requirements of Section 162(m) of the Code and regulations thereunder qualify Awards granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 promulgated under the Exchange Act ("Rule 16b-3"), Awards to Directors shall be made by the Board, and Awards to Officers shall be made by the Board or Committee. Notwithstanding any other provision in the Plan to the contrary, the Board or Committee may delegate to an authorized Officer or Officers of the Corporation the power to approve Awards to persons eligible to receive Awards under the Plan who are not (i) subject to Section 16 of the Exchange Act or (ii) at the time of such approval, expected to be "covered employees" under Section 162(m) of the Code. Except to the extent prohibited by Applicable Laws, the Board or Committee may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

  (b)
  Subject to the provisions of the Plan, the Board or Committee or delegates acting as the Administrator, subject to the specific duties delegated to such delegates, the Administrator shall have the authority, in its discretion to:

  i.
  select the Participants to whom Awards are to be granted hereunder;

  ii.
  determine the number of Options, SARs, Stock Awards, Cash Awards or a combination thereof to be covered by each Award granted hereunder, including, without limitation, any Awards to be made to Directors in payment of services;

  iii.
  determine the type of Award to be granted to each selected Awardee;

  iv.
  approve forms of Award Agreements for use under the Plan;

  v.
  determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise and/or purchase price, the time or times when an Award may be exercised (which may or may not be based on performance criteria), the vesting schedule, any vesting and/or exercisability acceleration or waiver of forfeiture restrictions, the acceptable forms of consideration, the term, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator shall determine and may be established at the time an Award is granted or thereafter;

  vi.
  correct administrative and other non-substantive errors;

  vii.
  construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

  viii.
  adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized (A) to adopt the rules and procedures regarding the conversion of local currency, withholding procedures and handling of stock certificates which vary with local requirements and (B) to adopt Plan addenda as the Administrator deems desirable, to accommodate laws, regulations and practice;

  ix.
  prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to Plan addenda;

  x.
  modify or amend each Award, including, but not limited to, the acceleration of vesting and/or exercisability; however, such acceleration shall be limited to circumstances that are nonrecurring or extraordinary, and provided further that any such amendment is subject to Section 16 of the Plan and may not impair any outstanding Award unless agreed to in writing by the Participant;

  xi.
  allow Participants to satisfy withholding tax amounts by electing to have the Corporation withhold from the Shares to be issued upon exercise of a Nonqualified Stock Option or vesting of a Stock Award that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined in such manner and on such date that the Administrator shall determine or, in the absence of provision otherwise, on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may provide and must comply with all legal requirements, as interpreted by the Administrator;

  xii.
  authorize conversion or substitution under the Plan of any or all stock options, stock appreciation rights or other stock awards held by employees or service providers of an entity acquired by the Corporation (the "Conversion Awards"). Any conversion or substitution shall be effective as of the close of the merger or acquisition. The Conversion Awards may be Nonqualified Stock Options or Incentive Stock Options, as determined by the Administrator, with respect to options granted by the acquired entity; provided, however, that with respect to the conversion of stock appreciation rights in the acquired entity, the Conversion Awards shall be Nonqualified Stock Options. Unless otherwise determined by the Administrator at the time of conversion or substitution, all Conversion Awards shall have the same terms and conditions as Awards generally granted by the Corporation under the Plan;

  xiii.
  impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;

  xiv.
  provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Corporation, a number of Options, SARS, Stock Awards, Cash Awards or a combination thereof, the amount of which is determined by reference to the value of the Award; provided however, that such Award will not be considered in effect if it should be interpreted to operate in violation of Applicable Laws; and

  xv.
  make all other determinations and amendments deemed necessary or advisable for administering the Plan and any Award granted hereunder to conform with Applicable Laws.

  (c)
  All decisions, determinations and interpretations by the Administrator regarding or pursuant to the Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, shall be made in its sole discretion and shall be final and binding on all Participants. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Corporation and such attorneys, consultants and accountants as it may select.

5.     Eligibility.

        Awards may be granted to Officers and nonemployee Directors of the Corporation and persons expected to become Officers or nonemployee Directors of the Corporation (subject to commencement of employment or services), as the Board or Committee may determine in its sole discretion. Except as it relates to Officers of the Corporation, Awards may be granted to Employees, and persons expected to become Employees of the Corporation or any of its Affiliates (subject to commencement of employment or service), as the Administrator may determine in its sole discretion. The Administrator's selection of a person to participate in the Plan at any time shall not require the Administrator to select such persons to participate in the Plan at any other time.

6.     Term of Plan.

        The Plan shall become effective upon its approval by shareholders of the Corporation. It shall continue in effect for a term of ten years from the later of the date the Plan or any amendment to add shares to the Plan is approved by shareholders of the Corporation unless terminated earlier under Section 16 of the Plan.

7.     Term of Award.

        The term of each Award shall be determined by the Administrator and stated in the Award Agreement. In the case of an Option or Stock Appreciation Right, the term shall be ten years from the Grant Date or such shorter term as may be provided in the Award Agreement.

8.     Options.

        The Administrator may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Administrator or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the satisfaction of an event or condition within the control of the Awardee or within the control of others.

  (a)
  Option Agreement. Each Option Agreement shall contain provisions regarding (i) the number of Shares that may be issued upon exercise of the Option, (ii) the type of Option, (iii) the exercise price of the Shares and the means of payment for the Shares, (iv) the term of the Option, (v) such terms and conditions on the vesting and/or exercisability of an Option as may be determined from time to time by the Administrator, (vi) restrictions on the transfer of the Option and forfeiture provisions and (vii) such further terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Administrator.

  (b)
  Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

  i.
  In the case of an Incentive Stock Option, the per Share exercise price shall be not less than 100 percent of the Fair Market Value per Share on the Grant Date.

  ii.
  In the case of a Nonqualified Stock Option, the per Share exercise price shall be not less than 100 percent of the Fair Market Value per Share on the Grant Date.

  iii.
  Notwithstanding the foregoing, at the Administrator's discretion, Conversion Awards may be granted in substitution and/or conversion of options of an acquired entity, with a per Share exercise price of less than 100 percent of the Fair Market Value per Share on the date of such substitution and/or conversion.

  (c)
  No Option Repricings. Notwithstanding anything in this Plan to the contrary and subject to Section 15(a) of the Plan, without the approval of shareholders the Administrator shall not amend or replace previously granted Options in a transaction that constitutes a "repricing," as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange.

  (d)
  Vesting Period and Exercise Dates. Options granted under this Plan shall vest and/or be exercisable at such time and in such installments during the period prior to the expiration of the Option's term as determined by the Administrator. The Administrator shall have the right to make the timing of the ability to exercise, and the vesting schedule of, any Option granted under this Plan subject to continued employment, the passage of time and/or such performance requirements as deemed appropriate by the Administrator. At any time after the grant of an Option, the Administrator may reduce or eliminate any restrictions surrounding, and the vesting schedule of, any Participant's right to exercise all or part of the Option. Generally, nonperformance based stock options will vest in full not less than three years from the grant date and performance based stock options will vest in full not less than one year from the grant date; however, stock options which do not meet these vesting guidelines shall be limited to 5 percent of authorized shares under the Plan.

  (e)
  Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment, either through the terms of the Option Agreement or at the time of exercise of an Option. To the extent permitted by Applicable Laws, acceptable forms of consideration may include:

  i.
  cash;

  ii.
  check or wire transfer (denominated in U.S. dollars or such other currencies as the Administrator may determine in respect of any foreign jurisdiction where options are, or shall be, granted under the Plan);

  iii.
  subject to any conditions or limitations established by the Administrator, other Shares (either actual delivery or by attestation procedures established by the Corporation) which are (A) in the case of Shares acquired upon the exercise of an Option, have been owned by the Participant for more than six months on the date of surrender and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised; (any fraction of a share of Common Stock which would be required to pay the purchase price shall be disregarded and the remaining amount shall be paid in cash, check or wire transfer by the Awardee.)

  iv.
  consideration received by the Corporation under a broker-assisted sale and remittance program acceptable to the Administrator to whom the Awardee has submitted an irrevocable notice of exercise;

  v.
  such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or

  vi.
  any combination of the foregoing methods of payment.

  (f)
  Approvals. No option shall be exercisable unless and until the Corporation (i) obtains the approval of all regulatory bodies whose approval the General Counsel may deem necessary or desirable, and (ii) complies with all legal requirements deemed applicable by the General Counsel.

9.     Incentive Stock Option Limitations/Terms.

  (a)
  Eligibility. Only employees (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Corporation or any of its Subsidiaries may be granted Incentive Stock Options.

  (b)
  $100,000 Limitation. Notwithstanding the designation "Incentive Stock Option" in an Option Agreement, if and to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Awardee during any calendar year (under all plans of the Corporation and any of its Subsidiaries) exceeds U.S. $100,000, such Options shall be treated as Nonqualified Stock Options. For purposes of this Section 9(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the Grant Date.

  (c)
  Effect of Termination of Employment on Incentive Stock Options. All of the terms relating to the exercise, cancellation or other disposition of an Incentive Stock Option upon termination of employment or service with the Corporation of the holder of such Incentive Stock Option, whether by reason of disability, retirement, death or any other reason, shall be determined by the Administrator at the time of grant or thereafter by amendment, in the Administrator's sole discretion and subject to Applicable Laws.

  (d)
  Transferability. The Award Agreement must provide that an Incentive Stock Option cannot be transferable by the Awardee other than by will or the laws of descent and distribution, and, during the lifetime of such Awardee, must not be exercisable by any other person. If the terms of an Incentive Stock Option are amended to permit transferability, the Option shall be treated for tax purposes as a Nonqualified Stock Option.

  (e)
  Exercise Price. The per Share exercise price of an Incentive Stock Option shall be determined by the Administrator in accordance with Section 8(b)(i) of the Plan.

  (f)
  Other Terms. Option Agreements evidencing Incentive Stock Options shall contain such other terms and conditions as may be necessary to qualify, to the extent determined desirable by the Administrator, with the applicable provisions of Section 422 of the Code.

10.   Stock Appreciation Rights.

        Stock appreciation rights ("SARs") shall be evidenced by written SAR Agreements in such form not inconsistent with the Plan as the Administrator shall approve from time to time. Such SAR Agreements shall contain the number of SARs awarded and the terms and conditions applicable to the SARs, including in substance the following terms and conditions:

  (a)
  Award. SARs may be granted in tandem with a previously or contemporaneously granted Option, or independently of an Option (freestanding). SARs shall entitle the Awardee, subject to such terms and conditions as may be determined by the Administrator, to receive upon exercise thereof all or a portion of the excess of (i) the Fair Market Value at the time of exercise, as determined by the Administrator, of a specified number of Shares or Share Units with respect to which the SAR is exercised, over (ii) a specified price which shall not be less than 100 percent of the Fair Market Value of a share of Common Stock at the time the SAR is granted, or, if the SAR is granted in tandem with a previously granted Option, not less than 100 percent of the Fair Market Value of a share of Common Stock at the time such option was granted.

  (b)
  Tandem SARs. If a SAR is granted in tandem with an Option, (i) the SAR shall be exercisable only at such times, and by such persons, as the related Option is exercisable, and (ii) the Awardee's exercise of a tandem SAR shall be deemed a surrender of and simultaneous cancellation of the related Option and vice versa.

  (c)
  Term. Each SAR Agreement shall state the period or periods of time within which the SAR may be exercised, in whole or in part, as determined by the Administrator and subject to such terms and conditions as are prescribed for such purpose by the Administrator, provided that no SAR shall be exercisable (i) earlier than (A) one year after the date of grant or (B) in the case of a SAR granted in tandem with a previously granted Option, before the related Option is exercisable, or (ii) later than ten years after the date of grant, or termination of the related Option if sooner. Notwithstanding the foregoing, the Administrator may, in its discretion, provide in the SAR Agreement circumstances under which the SARs shall become immediately exercisable, in whole or in part, and may, notwithstanding the foregoing, accelerate the exercisability of any SAR, in whole or in part, at any time.

  (d)
  Vesting Period and Exercise Dates. SARs granted under this Plan shall vest and/or be exercisable at such time and in such installments during the period prior to the expiration of the SAR's term as determined by the Administrator. The Administrator shall have the right to make the timing of the ability to exercise, and vesting schedule of, any SAR granted under this Plan subject to continued employment, the passage of time and/or such performance requirements as deemed appropriate by the Administrator. At any time after the grant of a SAR, the Administrator may reduce or eliminate any restrictions surrounding any Participant's right to exercise all or part of the SAR. A SAR may provide that it will be deemed to be automatically exercised on the last day of its term if the award has positive value and would otherwise expire unexercised under subsections 10(c)(i) or 10(c)(ii) of the Plan.

  (e)
  Payment. Upon exercise of a SAR payment equal to the gain between the stock price on the date of exercise and the stock price on the date of grant, shall be made in cash, in shares at 100 percent of the Fair Market Value of a share of Common Stock on the date of exercise, or in a combination thereof, as the Administrator may determine at the time of grant or at any time thereafter.

  (f)
  No SAR Repricings. Notwithstanding anything in this Plan to the contrary and subject to Section 15(a) of the Plan, without the approval of shareholders, the Administrator shall not amend or replace previously granted SARs in a transaction that constitutes a "repricing," as such term is used in Section 303A.08 of the Listing Company Manual of the New York Stock Exchange.

11.   Exercise of Option or Stock Appreciation Right.

  (a)
  Procedure for Exercise; Rights as a Shareholder.

  i.
  Any Option or SAR granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the respective Award Agreement.

  ii.
  Any Option or SAR shall be deemed exercised (A) when the Corporation (i) receives written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option or SAR; (ii) receives full payment for the Shares with respect to which a related Option is exercised; or (iii) with respect to Nonqualified Stock Options and SARs, receives payment of all applicable withholding taxes, or withholding as otherwise paid; or (B) with respect to SARs, when the SAR is automatically exercised by the Administrator in its sole discretion.

  iii.
  Shares issued upon exercise of an Option or in payment of a SAR shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Unless provided otherwise by the Administrator or pursuant to this Plan, until the Shares are issued (as evidenced by the appropriate entry on the books of the Corporation or of a duly authorized transfer agent of the Corporation), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares subject to an Option or SAR, notwithstanding the exercise of the Option or SAR.

  iv.
  Subject to Sections 19 and 20 of the Plan, the Corporation shall issue (or cause to be issued) such Shares as administratively practicable after the Option or SAR is exercised. An Option may not be exercised for a fraction of a Share and a SAR shall not be paid with a fraction of a Share.

  (b)
  Effect of Termination of Employment on Nonqualified Stock Options and SARs. All of the terms relating to the exercise, cancellation or other disposition of a Nonqualified Stock Option or SAR upon termination of employment or service with the Corporation of the holder of such Nonqualified Stock Option or SAR, whether by reason of disability, retirement, death or any other reason, shall be determined by the Administrator at the time of grant or thereafter by amendment, in the Administrator's sole discretion.

12.   Stock Awards.

  (a)
  Stock Award Agreement. Each Stock Award Agreement shall contain provisions regarding (i) the number of Shares subject to such Stock Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment for the Shares, (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares as may be determined from time to time by the Administrator, (v) restrictions on the transferability of the Stock Award and (vi) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.

  (b)
  Restrictions and Performance Criteria. The grant, issuance, retention and/or vesting of each Stock Award may be subject to such performance criteria and level of achievement versus these criteria as the Administrator shall determine, which criteria may be based on financial performance, personal performance evaluations and/or completion of service by the Awardee. Generally, nonperformance based stock awards will lapse or vest in full not less than three years from the grant date and performance based stock awards will lapse or vest in full not less than one year from the grant date; however, stock awards which do not meet these lapse or vesting guidelines shall be limited to 5 percent of authorized shares under the Plan. Notwithstanding anything to the contrary herein, the performance criteria for any Stock Award that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code shall be established by the Committee based on one or more Qualifying Performance Criteria that satisfy the criteria of Section 162(m) of the Code, which shall be determined by the Committee and specified in writing not later than 90 days after the commencement of the period of service (or, if shorter, 25 percent of such period of service) to which the performance goals relate, provided that the outcome is substantially uncertain at that time.

  (c)
  Effect of Termination of Employment on Stock Awards. All of the terms relating to the expiration, lapse, removal of restrictions or cancellation of a Stock Award upon termination of employment or service with the Corporation of the holder of such Stock Award, whether by reason of disability, retirement, death or any other reason, shall be determined by the Administrator at the time of grant or thereafter by amendment, in the Administrator's sole discretion.

  (d)
  Rights as a Shareholder. Unless otherwise provided by the Administrator, the Participant shall have the rights equivalent to those of a shareholder and shall be a shareholder only after Shares are issued (as evidenced by the appropriate entry on the books of the Corporation or of a duly authorized transfer agent of the Corporation) to the Participant. Unless otherwise provided by the Administrator and subject to Applicable Laws, a Participant holding or beneficially entitled to Stock Awards shall be entitled to receive dividend payments or dividend equivalents with respect to a number of Stock Awards.

13.   Cash Awards.

        Each Cash Award shall confer upon the Participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period of not less than one year.

  (a)
  Cash Award. Each Cash Award shall contain provisions regarding (i) the minimum, target and maximum amount payable to the Participant as a Cash Award, (ii) the performance criteria and level of goal achievement versus these criteria which shall determine the amount of such payment, (iii) the period as to which performance shall be measured for establishing the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the Cash Award prior to actual payment, (vi) forfeiture provisions, (vii) crediting, calculation and distribution of Bank balances, if applicable, (viii) determination of performance leverage factors, (ix) qualification and characterization of distributions for other plans, and (x) such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Administrator. The maximum amount payable as a Cash Award that is settled for cash may be a multiple of the target amount payable, but the maximum amount payable pursuant to all Cash Awards granted under this Plan for any fiscal year to any Awardee that are intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code shall not exceed U.S. $10,000,000.

  (b)
  Performance Criteria. The Administrator shall establish the performance criteria and level of achievement versus these criteria which shall determine the target and the minimum and maximum amount payable under a Cash Award, which criteria may be based on financial performance, and/or individual performance measures and evaluations. The Committee may specify the percentage of the target Cash Award that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code. Notwithstanding anything to the contrary herein, the performance criteria for any portion of a Cash Award that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code shall be a measure established by the Committee based on one or more Qualifying Performance Criteria that satisfy the requirements of Section 162(m) of the Code selected by the Committee and specified in writing not later than 90 days after the commencement of the period of service (or, if shorter, 25 percent of such period of service) to which the performance goals relate, provided that the outcome is substantially uncertain at that time. The Cash Award earned as a result of satisfying the completion of a Qualifying Performance Criteria as described in Section 14(c) of the Plan may be reduced, but may not be increased, by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine. The Committee may adjust Qualifying Performance Criteria to reflect extraordinary events as described in Sections 14(c) (A), (B), (C), (D), (E) and (F) of the Plan.

  (c)
  Timing and Form of Payment. The Administrator shall determine the timing of payment of any Cash Award. The Administrator may provide for or, subject to such terms and conditions as the Administrator may specify, may permit an Awardee to elect for the payment of any Cash Award to be deferred to a specified date or event. The Administrator may specify the form of payment of Cash Awards, which may be cash or other property, or may provide for an Awardee to have the option for his or her Cash Award, or such portion thereof as the Administrator may specify, to be paid in whole or in part in cash or other property.

  (d)
  Termination of Employment. The Administrator shall have the discretion to determine the effect on any Cash Award of a Termination of Employment due to (i) voluntary termination, (ii) disability, (iii) retirement, (iv) death, (v) participation in a voluntary severance program, (vi) participation in a workforce restructuring or (vii) otherwise.

14.   Other Provisions Applicable to Awards.

  (a)
  The Board or Committee may develop and implement specific plans and programs which utilize Options, SARs, Stock Awards and/or Cash Awards which are available for such use under this Plan, including without limitation deferred compensation, annual or long-term incentive plans.

  (b)
  Nontransferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by beneficiary designation, will or by the laws of descent or distribution.

  (c)
  Qualifying Performance Criteria. For purposes of this Plan, the term "Qualifying Performance Criteria" shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Corporation as a whole or to a business unit, Affiliate or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Administrator or, with respect to Awards intended to satisfy Section 162(m) of the Code, exclusively by the Committee, in the Award: (i) cash flow; (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average shareholders' equity; (vii) total shareholder return or growth in total shareholder return either directly or in relation to a comparative group; (viii) return on capital; (ix) return on assets or net assets; (x) invested capital, required rate of return on capital or return on invested capital; (xi) revenue; (xii) income or net income; (xiii) operating income, net operating income or net operating income after tax; (xiv) operating profit or net operating profit; (xv) operating margin; (xvi) return on operating revenue; (xvii) market share; (xviii) contract awards or backlog; (xix) overhead or other expense reduction; (xx) growth in shareholder value relative to the growth of the S&P 500 or S&P 500 Index, S&P Global Industry Classification Standards ("GICS") or GICS Index, or another peer group or peer group index; (xxi) credit rating; (xxii) strategic plan development and implementation; (xxiii) improvement in workforce diversity; (xxiv) economic value added (including typical adjustments consistently applied from generally accepted accounting principles required to determine economic value added performance measures); (xxv) customer satisfaction; (xxvi) merger and acquisitions, and (xxvii) other similar criteria consistent with the foregoing. The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occur during a performance period: (A) asset impairments or write-downs; (B) litigation judgments or claim settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; (E) any extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Corporation's annual report to shareholders for the applicable year; and (F) any other adjustment consistent with the operation of the Plan. Notwithstanding the foregoing, Awards intended to comply with Section 162(m) of the Code shall be based exclusively on those criteria and other terms and conditions that so comply.

  (d)
  Certification. Prior to the payment of any compensation under an Award intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the Committee shall certify the extent to which any Qualifying Performance Criteria and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock).

  (e)
  Discretionary Adjustments Pursuant to Section 162(m). Notwithstanding satisfaction of any completion of any Qualifying Performance Criteria, to the extent specified at the time of grant of an Award to "covered employees" within the meaning of Section 162(m) of the Code, the number of Shares, Options or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Qualifying Performance Criteria may be reduced, but not increased, by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

  (f)
  Use of Shares for Cash Awards. To the extent permitted by Applicable Laws, the Administrator may determine that Shares authorized under this Plan may be used in payment of Cash Awards, including additional shares in excess of the cash award as an inducement to hold shares.

15.   Adjustments upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

  (a)
  Changes in Capitalization. Subject to any required action by the shareholders of the Corporation; (i) the number and kind of Shares covered by each outstanding Award; (ii) the price per Share subject to each such outstanding Award; and (iii) the Share limitations set forth in Section 3 of the Plan, shall be proportionately adjusted for any increase or decrease in the number or kind of issued shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Corporation, including without limitation, as a result of a merger, recapitalization or other change in corporate structure; provided, however, that conversion of any convertible securities of the Corporation shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

  (b)
  Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Corporation, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Option or SAR to be fully vested and exercisable until ten days prior to such transaction. In addition, the Administrator may provide that any restrictions on any Award shall lapse prior to the transaction, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award shall terminate immediately prior to the consummation of such proposed transaction.

  (c)
  Change in Control. Notwithstanding any other provision of the Plan to the contrary, if, while any Awards remain outstanding under the Plan, a Change in Control of the Corporation shall occur, all Options, Stock Awards and SARs granted under the Plan that are outstanding at the time of such Change in Control shall become immediately exercisable in full, or restrictions removed, without regard to the years that have elapsed from the date of grant or whether performance criteria have been achieved.

16.   Amendment and Termination of the Plan.

  (a)
  Amendment and Termination. The Board or Committee may amend, alter or discontinue the Plan, but any such amendment shall be subject to approval of the shareholders of the Corporation in the manner and to the extent required by Applicable Laws. In addition, without limiting the foregoing, unless approved by the shareholders of the Corporation, no such amendment shall be made that would:

  i.
  materially increase the maximum number of Shares for which Awards may be granted under the Plan, other than an increase pursuant to Section 15 of the Plan;

  ii.
  reduce the minimum exercise price for Options or SARs granted under the Plan;

  iii.
  reduce the exercise price of outstanding Options or SARs;

  iv.
  change the class of persons eligible to receive Awards under the Plan; or

  v.
  amend the Plan to allow repricing of Options or SARs.

  (b)
  Effect of Amendment or Termination. No amendment, suspension or termination of the Plan shall adversely affect the rights of any outstanding Award, unless mutually agreed otherwise in writing and signed by the Participant and the Administrator. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

  (c)
  Effect of the Plan on Other Arrangements. Neither the adoption of the Plan by the Board or Committee nor the submission of the Plan to the shareholders of the Corporation for approval shall be construed as creating any limitations on the power of the Board or any Committee to adopt such other incentive arrangements as it or they may deem desirable, including without limitation, the granting of stock or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases. Participation in this Plan shall not affect a grantee's eligibility to participate in any other benefit or incentive plan of the Corporation.

17.   Designation of Beneficiary.

  (a)
  An Awardee may file a written designation of a beneficiary who is to receive the Awardee's rights pursuant to Awardee's Award or the Awardee may include his or her Awards in an omnibus beneficiary designation for all benefits under the Plan. To the extent that Awardee has completed a designation of beneficiary while employed with the Corporation, such beneficiary designation shall remain in effect with respect to any Award hereunder until changed by the Awardee to the extent enforceable under Applicable Laws. Such designation of beneficiary may be changed by the Awardee at any time by written notice.

  (b)
  In the event of the death of an Awardee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Awardee's death, the Corporation shall allow the executor or administrator of the estate of the Awardee to exercise the Award, or if no such executor or administrator has been appointed (to the knowledge of the Corporation), the Corporation, in its discretion, may allow the spouse or one or more dependents or relatives of the Awardee to exercise the Award to the extent permissible under Applicable Laws.

18.   No Right to Awards or to Employment.

        No person shall have any claim or right to be granted an Award and the grant of any Award shall not be construed as giving an Awardee the right to continue in the employ of the Corporation or its Affiliates. Further, the Corporation and its Affiliates expressly reserve the right, at any time, to dismiss any Employee or Awardee at any time without liability or any claim under the Plan, except as provided herein or in any Award Agreement entered into hereunder.

19.   Legal Compliance.

        Shares shall not be issued or transferred pursuant to the exercise of an Option, SAR or Stock Award unless the exercise of such Option, SAR or Stock Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to such approval as the General Counsel may deem necessary or desirable.

20.   Inability to Obtain Authority.

        To the extent the Corporation is unable to or the Administrator deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Corporation's General Counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Corporation shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

21.   Reservation of Shares.

        The Corporation, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

22.   Notice.

        Any written notice to the Corporation required by any provisions of this Plan shall be addressed to the Secretary of the Corporation and shall be effective when received.

23.   Governing Law; Interpretation of Plan and Awards.

  (a)
  This Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the state of Indiana, except to the extent such laws may be superseded by federal law.

  (b)
  In the event that any provision of the Plan or any Award granted under the Plan is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of the terms of the Plan and/or Award shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

  (c)
  The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of the Plan, nor shall they affect its meaning, construction or effect.

  (d)
  The use of the singular shall include within its meaning the plural and vice versa.

  (e)
  The terms of the Plan and any Award shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

  (f)
  All questions arising under the Plan or under any Award shall be decided by the Administrator in its total and absolute discretion.

24.   Deferrals.

        To the extent permitted by Applicable Laws, the Administrator, in its sole discretion, may determine that the delivery of Shares or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Awardees.

        Deferrals by Awardees after January 1, 2005, will be made in accordance with Section 409A of the Code, which currently provides:

        With respect to the first year that an Awardee becomes eligible to defer payments, such election may be made with respect to services to be performed subsequent to the election within 30 days after the date the Awardee becomes eligible to defer compensation.

        In the case of performance-based compensation, as defined by Section 409A of the Code and the Treasury Department or Internal Revenue Service Regulations or Guidance, based on services performed over a period of at least 12 months, such election may be made no later than six months before the end of the period.

        Changes in the time and form of payment may not take effect until at least 12 months after the date on which the election is made by the Participant. Any payment with respect to an election by a Participant for reasons other than separation from service as defined in the Treasury Regulations or Guidance, the date that the Participant becomes disabled as defined in Section 409A of the Code and Treasury Regulations and Guidance, death, and a specified time not to exceed 15 years as specified at the date of deferral, will cause the first payment with respect to which such an election is made to be deferred for a period of time not less than five years from the date which payment would have been made to the Participant. In the case of a subsequent election, no payment shall be made less than 12 months prior to the date of the first scheduled payment.

        No acceleration of the time or the schedule of deferred compensation benefits shall be permitted, except as provided in the Code, Treasury Regulations and Guidance.

        Deferred compensation may not be distributed earlier than the separation from service, or such later time as determined by Section 409A of the Code or Treasury Regulations and Guidance, the date the participant becomes disabled within the meaning of the Treasury Regulations and Guidance; death; a specified time or a fixed schedule not to exceed 15 years as specified at the date of the deferral of such compensation; and to the extent provided by the Code or Treasury Regulations, a change in ownership, a change in control or a change in the ownership of a substantial portion of the assets of the Corporation; or, the occurrence of an unforeseeable emergency as defined by Section 409A of the Code or Treasury Regulations and Guidance.

        Consistent with Section 409A of the Code, the Administrator may provide for distributions while a Participant is still an employee. The Administrator is authorized to make deferrals of Stock Units and matching Stock Units awarded, and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant's termination of employment or retirement, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with Applicable Laws.

25.   Limitation on Liability.

        The Corporation and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant, an Employee, an Awardee or any other persons as to:

  (a)
  The Nonissuance of Shares. The nonissuance or sale of Shares as to which the Corporation has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Corporation's counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

  (b)
  Tax Consequences. Any tax consequence expected, but not realized, by any Participant, Employee, Awardee or other person due to the receipt, exercise or settlement of any Option or other Award granted hereunder.

26.   Unfunded Plan.

        Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Awardees who are granted Awards under this Plan, any such accounts shall be used merely as a bookkeeping convenience. Neither the Corporation nor any Affiliate shall be required to segregate any assets which may at any time be represented by Awards, nor shall the Plan be construed as providing for such segregation, nor shall the Corporation nor the Administrator be deemed to be a trustee of stock or cash to be awarded under the Plan. Any liability of the Corporation to any Participant with respect to an Award shall be based solely upon any contractual obligations which may be created by the Plan; no such obligation of the Corporation shall be deemed to be secured by any pledge or other encumbrance on any property of the Corporation. Neither the Corporation nor the Administrator shall be required to give any security or bond for the performance of any obligation which may be created by this Plan.

Ball Corporation

10 LONGS PEAK DRIVE
BROOMFIELD, COLORADO 80021-2510

BALL CORPORATION
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8059
EDISON, NJ 08818-8059

The EquiServe Vote by Internet and Vote by Telephone systems can be accessed
24-hours a day, seven days a week until 11:59 p.m. EDT, April 26, 2005.

Your vote is important. Please vote immediately.

Vote-by-Internet			Vote-by-Telephone
		OR
1.	Log on to the Internet and go to http://www.eproxyvote.com/bll		1.	Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

FOLD AND DETACH HERE

☒	Please mark votes as in this example.	3101

This proxy, when properly executed, will be voted as directed by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR the election of directors and FOR Proposals 2, 3 and 4, and will be voted AGAINST Proposal 5.

        The Board of Directors recommends a vote FOR the election of directors and FOR Proposals 2, 3 and 4.

1.	Election of Directors.	FOR ☐	WITHHOLD authority for all Nominees ☐	01 George M. Smart 02 Theodore M. Solso 03 Stuart A. Taylor II
☐	For, except withhold vote from the above nominee(s):
2.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent auditor for the Corporation.	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	Proposal to approve the 2005 Stock and Cash Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
4.	Proposal to amend the Amended Articles of Incorporation to increase the amount of authorized Common Stock from 240,000,000 to 550,000,000 shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐
The Board of Directors recommends a vote AGAINST Proposal 5.
5.	Proposal to declassify the Board of Directors so that all directors are elected annually.	FOR ☐	AGAINST ☐	ABSTAIN ☐
6.	At their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.
MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

Please sign exactly as your name(s) appear(s) on this card. When signing as attorney, executor, administrator, trustee, officer, partner or guardian, please give full title. If more than one trustee, all should sign.
Signature:	Date:	Signature:	Date:

BALL CORPORATION

Dear Shareholder:

We encourage you to vote your shares electronically this year either via the Internet or by telephone. This will eliminate the need to return your proxy card. You will need your proxy card and Social Security Number (where applicable) when voting your shares electronically.

PLEASE RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE

FOLD AND DETACH HERE

PROXY

BALL CORPORATION	PROXY/VOTING INSTRUCTION CARD

10 Longs Peak Drive, Broomfield, Colorado 80021-2510

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on April 27, 2005.

The undersigned hereby appoints Howard M. Dean, Jan Nicholson and George A. Sissel and each or any of them as Proxies, with full power of substitution, to vote all shares of Ball Corporation Common Stock entitled to be voted by the undersigned with respect to the election of directors and on Proposals 2, 3, 4 and 5 referred to on the reverse side of this Proxy Card and described in the Proxy Statement, and on any other business as may properly come before the Annual Meeting of Shareholders on Wednesday, April 27, 2005, or any adjournment thereof.

This proxy will be voted as directed. If no direction is given, this proxy will be voted FOR Items 1, 2, 3 and 4 and AGAINST Item 5.

You are encouraged to specify your votes by marking the appropriate boxes on the reverse side.

PLEASE SIGN AND DATE ON THE REVERSE SIDE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.

SEE REVERSE SIDE	(Continued and to be dated and signed on reverse side.)	SEE REVERSE SIDE

QuickLinks

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS
VOTING ITEM 1—ELECTION OF DIRECTORS
DIRECTOR NOMINEES AND CONTINUING DIRECTORS
GOVERNANCE OF THE CORPORATION
CERTAIN COMMITTEES OF THE BOARD
BOARD MEETINGS AND ANNUAL MEETING
SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING
EXECUTIVE COMPENSATION
REPORT OF THE HUMAN RESOURCES COMMITTEE ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
VOTING ITEM 2—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR
VOTING ITEM 3—PROPOSAL TO APPROVE THE 2005 STOCK AND CASH INCENTIVE PLAN
VOTING ITEM 4—PROPOSAL TO AMEND THE AMENDED ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF THE CORPORATION'S COMMON STOCK
VOTING ITEM 5—SHAREHOLDER PROPOSAL TO DECLASSIFY THE BOARD OF DIRECTORS
SHAREHOLDER PROPOSAL
SUPPORTING STATEMENT
STATEMENT IN OPPOSITION TO THE SHAREHOLDER PROPOSAL
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SOLICITATION AND OTHER MATTERS
  Exhibit A
Ball Corporation 2005 Stock and Cash Incentive Plan